                                                                   EXHIBIT 10.35

                          INDUSTRIAL LEASE AGREEMENT

                                    BETWEEN

            INDUSTRIAL DEVELOPMENTS INTERNATIONAL (TENNESSEE), L.P.

                                  AS LANDLORD

                                      AND

                             SALESLINK CORPORATION

                                   AS TENANT

LEASE INDEX
-----------


              Section       Subject
              -------       -------

              1              Basic Lease Provisions

              2              Demised Premises

              3              Term

              4              Base Rent

              5              Security Deposit

              6              Operating Expenses and Additional Rent

              7              Use of Demised Premises

              8              Insurance

              9              Utilities

              10             Maintenance and Repairs

              11             Tenant's Personal Property; Indemnity

              12             Tenant's Fixtures

              13             Signs

              14             Intentionally Omitted

              15             Governmental Regulations

              16             Environmental Matters

              17             Construction of Demised Premises

              18             Tenant Alterations and Additions

              19             Services by Landlord

              20             Fire and Other Casualty

              21             Condemnation

              22             Tenant's Default

              23             Landlord's Right of Entry

              24             Lender's Rights

              25             Estoppel Certificate and Financial Statement

              26             Landlord's Liability

              27             Notices

              28             Brokers

              29             Assignment and Subleasing

              30             Termination or Expiration

              31             Intentionally Omitted

              32             Late Payments

              33             Rules and Regulations

              34             Quiet Enjoyment

              35             Miscellaneous

              36             Special Stipulations

              37             Lease Date

              38             Authority

              39             No Offer Until Executed


     Exhibit "A"  Demised Premises
     Exhibit "B"  Preliminary Plans and Specifications
     Exhibit "C"  Special Stipulations
     Exhibit "D"  Rules and Regulations
     Exhibit "E"  Certificate of Authority
     Exhibit "F"  Form of Irrevocable Letter of Credit
     Exhibit "G"  Sign Guidelines

                          INDUSTRIAL LEASE AGREEMENT
                          --------------------------

     THIS LEASE AGREEMENT (the "Lease") is made as of the "Lease Date" (as defined in Section 37 herein) by and between INDUSTRIAL DEVELOPMENTS INTERNATIONAL (TENNESSEE), L.P., a Georgia limited partnership ("Landlord"), and SALESLINK CORPORATION, a Delaware corporation ("Tenant") (the words "Landlord" and "Tenant" to include their respective legal representatives, successors and permitted assigns where the context requires or permits).


                             W I T N E S S E T H:

     1.   Basic Lease Provisions.  The following constitute the basic provisions
          ----------------------
of this Lease:

          (a)  Demised Premises Address:  6100 Holmes Road,  Suite 101
                                          Memphis, Tennessee 38141

          (b)  Demised Premises Square Footage: approximately 414,504 sq. ft.

          (c)  Building Square Footage: approximately 829,464 sq. ft.

          (d)  Annual Base Rent:

                   Lease Year 1                      $1,185,480.00

                   Lease Year 2                      $1,185,480.00

                   Lease Year 3                      $1,185,480.00

                   Lease Year 4                      $1,185,480.00

                   Lease Year 5                      $1,185,480.00

                   Lease Year 6                      $1,372,008.00

                   Lease Year 7                      $1,372,008.00

                   Lease Year 8                      $1,372,008.00

                   Lease Year 9                      $1,372,008.00

                   Lease Year 10                     $1,372,008.00

          (e)  Monthly Base Rent Installments

                   Lease Year 1                      $   98,790.00

                   Lease Year 2                      $   98,790.00

                   Lease Year 3                      $   98,790.00

                   Lease Year 4                      $   98,790.00

                   Lease Year 5                      $   98,790.00

                   Lease Year 6                      $  114,334.00

                   Lease Year 7                      $  114,334.00

                   Lease Year 8                      $  114,334.00

                   Lease Year 9                      $  114,334.00

                   Lease Year 10                     $  114,334.00

         (f)  Lease Commencement Date: January 1, 2001

         (g)  Base Rent Commencement Date: January 1, 2001

         (h)  Expiration Date: December 31, 2010

         (i)  Primary Term: 120 months

         (j)  Tenant's Operating Expense Percentage: 50.0%

         (k)  Security Deposit: $1,900,000.00

         (l) Permitted Use: subject to the limitations hereinafter specified, for (i) storage, warehousing, distribution and light assembly of products, material and merchandise of Tenant's clientele to the extent permissible under applicable protective covenants and laws and regulations of governmental authorities having jurisdiction over the Demised Premises, (ii) commercial printing, (iii) Compact Disc and DVD manufacturing, and (iv) general office, and computer or data room, use reasonably ancillary to the uses specified in clauses (i), (ii) or (iii) above; provided however, that Tenant's use of the Demised Premises (A) shall never include any use prohibited by any provision contained in this Lease (including, without limitation, Section 16 hereof), (B) shall never extend to or allow the use or storage of radioactive or biohazardous materials at the Demised Premises, or any use wherein a Hazardous Substance (as hereinafter defined) constitutes the principal or primary product of the business to be conducted at the Demised Premises, (C) except with respect to clause (iii) above, shall never include any manufacturing, (D) must not result in a material increase in the wear and tear on the Demised Premises, as compared to uses permitted from time to time for other tenants in the Building (as hereinafter defined), and (E) must not, in the reasonable judgment of Landlord, result in a material increase in the risk of environmental contamination at the Demised Premises. The Demised Premises shall be used for the Permitted Use set forth in this subsection (l) and for no other purpose without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion; provided, however, that upon Tenant's request and provided that Tenant is not then in default hereunder, Landlord agrees not to unreasonably withhold its consent if Tenant desires to use the Demised Premises for web hosting, data storage and/or collocation.

         (m)  Address for notice:

              Landlord:      Industrial Developments International (Tennessee),
                             L.P.
                             c/o Industrial Developments International, Inc.
                             3424 Peachtree Road, N.E., Suite 1500

                               Atlanta, Georgia 30326
                               Attn: Manager - Lease Administration

              Tenant:          SalesLink Corporation
                               425 Medford Street
                               Charlestown, Massachusetts 02129
                               Attn: CFO

              With a copy to:  CMGI, Inc.
                               100 Brickstone Square
                               Andover, Massachusetts 01810
                               Attn: General Counsel

         (n)  Address for rental payments:

                               Industrial Developments International
                               (Tennessee), L.P
                               c/o IDI Services Group, Inc.
                               P. O. Box 281464
                               Atlanta, Georgia 30384-1464

         (o)  Broker(s):       Wilkinson & Snowden
                               CRF Partners, Inc.

    2.   Demised  Premises.  For and in consideration of the rent hereinafter
         -----------------
reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept, from Landlord all upon the terms and conditions hereinafter set forth the following premises, referred to as the "Demised Premises", as outlined on Exhibit A attached hereto and incorporated herein: approximately 414,504 square
---------
feet of space, approximately 15,000 square feet of which is office space, having an address as set forth in Section 1(a), located within Building "D" (the "Building"), which contains a total of approximately 829,464 square feet and is located within Chickasaw Distribution Center (the "Project"), located in Shelby County, Tennessee.

    3.   Term.  To have and to hold the Demised Premises for a preliminary term
         ----
(the "Preliminary Term") commencing on the Lease Date and ending on the Lease Commencement Date as set forth in Section 1(f), and a primary term (the "Primary Term") commencing on the Lease Commencement Date and terminating on the Expiration Date as set forth in Section 1(h), as the Lease Commencement Date and the Expiration Date may be revised pursuant to Section 17 (the Preliminary Term, the Primary Term, and any and all extensions thereof, herein referred to as the "Term"). The term "Lease Year", as used in this Lease, shall mean each one (1) year period of the Term (or portion thereof if the last Lease Year of the Term is less than one (1) full year) beginning on the Lease Commencement Date, and each anniversary thereof, and ending on the day immediately prior to the next succeeding anniversary of the Lease Commencement Date.

    4.   Base Rent.  Tenant shall pay to Landlord at the address set forth in
         ---------
Section 1(n), as base rent for the Demised Premises, commencing on the Base Rent Commencement Date and continuing throughout the Term in lawful money of the United States, the annual amount set forth in Section 1(d) payable in equal monthly installments as set forth in Section 1(e) (the "Base Rent"), payable in advance, without demand and, except as otherwise expressly set forth herein, without abatement, reduction, set-off or deduction, on the first day of each calendar month during the Term. If the Base Rent Commencement Date shall fall on a day other than the first day of a calendar month, the Base Rent shall be apportioned pro rata on a per diem basis (i) for the period between the Base Rent Commencement Date and the first day of the following calendar month (which pro rata payment shall be due and payable on the Base Rent Commencement Date), and (ii) for the last partial month of the Term, if applicable. No payment by

Tenant or receipt by Landlord of rent hereunder shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of rent shall be deemed an accord and satisfaction, and Landlord may accept such check as payment without prejudice to Landlord's right to recover the balance of such installment or payment of rent or pursue any other remedies available to Landlord.

    5.   Security Deposit.
         ----------------

         (a) Within ten (10) days following Tenant's execution of this Lease, Tenant will pay to Landlord the sum set forth in Section 1(k) (the "Security Deposit") as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease. At Tenant's option, Tenant may deliver the Security Deposit to Landlord in the form of an Irrevocable Letter of Credit, substantially in the form attached hereto as Exhibit F (the
                                                               ---------
"Letter of Credit"), from Fleet Bank, N.A., or such other financial institution acceptable to Landlord, and Tenant shall cause the same to be maintained in full force and effect throughout the Term, as may be extended, and during the thirty
(30) day period after the later of (a) the Expiration Date or (b) the date that Tenant delivers possession of the Demised Premises to Landlord. The acceptance by Landlord of the Security Deposit paid by Tenant shall not render this Lease effective unless and until Landlord shall have executed and delivered to Tenant a fully executed copy of this Lease.

         (b) Upon Tenant's written request, to be delivered no earlier than fifteen (15) days before the expiration of each Lease Year, the Security Deposit shall be reduced by One Hundred Ninety Thousand and No/100 Dollars ($190,000.00), provided that (i) the Letter of Credit, if applicable, is in full force and effect (e.g. it has not expired or been converted to cash), (ii) Tenant is not then in default of this Lease and no event has occurred that with the passage of time or giving of notice would constitute a default of Tenant hereunder (provided, however, that if Tenant is then in default of this Lease, but cures such default within the applicable cure period provided in this Lease, Tenant shall have the right to renew its request to reduce the Letter of Credit), (iii) Tenant's net worth (which, for purposes of this Lease, is defined as the sum of legal capital [common and preferred stock], additional paid-in capital, minority interest, and retained earnings), as of the date of such request by Tenant is not less than $20,000,000.00, and (iv) Tenant earned a cumulative positive net income for the four quarters immediately preceding such request (Tenant hereby agreeing to provide Landlord with such evidence as Landlord may reasonably require to determine Tenant's net worth and recent net income as of the date of such request by Tenant, which evidence may consist of
(x) audited financial statements, or (y) if no audited financial statements are then available, unaudited financial statements certified by an officer of Tenant to be true and correct). If Tenant is entitled to a reduction in the Security Deposit pursuant to the preceding sentence and the Security Deposit is in the form of cash, Landlord shall deliver to Tenant a check in the amount of $190,000.00. If Tenant is entitled to a reduction in the Security Deposit as set forth above and the Security Deposit is in the form of the Letter of Credit, Landlord shall notify the issuer of the Letter of Credit to reduce the balance of the Letter of Credit by $190,000.00.

         (c) The Security Deposit, if in the form of cash, may be commingled with Landlord's other funds or held by Landlord in a separate interest bearing account, with interest paid to Landlord, as Landlord may elect. Notwithstanding the foregoing, Landlord agrees that, as long as Tenant is not in default under this Lease, the Security Deposit, if in the form of cash, will accrue simple interest, without compounding, at the annual rate of interest actually earned on the account(s) into which the Security Deposit is, from time to time, deposited by Landlord, from the date that Landlord receives written notice from Tenant requesting that such interest accrue (provided that Tenant shall have no right to request that such interest accrue unless the unapplied portion of the Security Deposit is in cash and is in excess of $500,000.00) to the date on which the Security Deposit is returned to Tenant in accordance with the provisions of this Lease. The Security Deposit shall not accrue any interest during any period (i) when the unapplied portion of the Security Deposit does not exceed $500,000.00, or (ii) when Tenant is in default beyond applicable notice and cure periods under this Lease. In no event shall any interest whatsoever accrue on any part of the Security Deposit which is applied by Landlord in accordance with the provisions of this Section 5. The accrued interest shall be delivered by Landlord to Tenant at such time, if at all, as Landlord is obligated to return to Tenant all of the unapplied Security Deposit in accordance with this Section 5.

         (d) In the event that Tenant commits an Event of Default (as hereinafter defined) under this Lease, Landlord may convert the Letter of Credit, if applicable, to cash and/or apply the Security Deposit to the payment of any sum due Landlord or which Landlord may expend or be required to expend by reason of such Event of Default; provided, however, that any such conversion or
                                 --------  -------
application by Landlord shall not be or be deemed to be an election of remedies by Landlord or viewed as liquidated damages, it being expressly understood and agreed that Landlord shall have the right to pursue any and all other remedies available to it under the terms of this Lease or otherwise. In the event all or any portion of the Security Deposit is so applied by Landlord, Tenant shall, within five (5) days of demand therefor from Landlord, replenish the Security Deposit to the full amount set forth in Section 1(k).

         (e) In the event that Tenant shall comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within thirty (30) days after the later of (i) the Expiration Date or
(ii) the date that Tenant delivers possession of the Demised Premises to Landlord. In the event of a sale of the Building, Landlord shall have the right, at Landlord's cost, to transfer the Security Deposit (and any interest earned thereon pursuant to the foregoing provisions of this Section 5) to the purchaser, and upon acceptance by such purchaser, Landlord shall be released from all liability for the return of the Security Deposit (and any interest earned thereon pursuant tot he foregoing provisions of this Section 5). Tenant shall not assign or encumber the money deposited as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance.

    6.   Operating Expenses and Additional Rent.
         --------------------------------------

         (a) Tenant agrees to pay as Additional Rent (as defined in Section 6(b) below) its proportionate share of Operating Expenses (as hereinafter defined). "Operating Expenses" shall be defined as all reasonable expenses for operation, repair, replacement and maintenance as necessary to keep the Building and the common areas, driveways, and parking areas associated therewith (collectively, the "Building Common Area") in good order, condition and repair, including but not limited to, utilities for the Building Common Area, expenses associated with the driveways and parking areas (including sealing and restriping, and snow, trash and ice removal), security systems, fire detection and prevention systems, lighting facilities, landscaped areas, walkways, painting and caulking, directional signage, curbs, drainage strips, sewer and other utility lines located in the Building Common Area (except to the extent such utility lines were installed by a tenant of the Building and exclusively serve such tenant's space), common utility lines located within the Building and not required to be maintained by a tenant of the Building pursuant to its lease, all charges assessed against or attributed to the Building pursuant to any applicable easements, covenants, restrictions, agreements, declaration of protective covenants, property management fees, all real property taxes, franchise taxes and special assessments attributable to or imposed upon the Building, the Building Common Area and the land on which the Building and the Building Common Area are constructed, all costs of insurance paid by Landlord with respect to the Building and the Building Common Area, and costs of improvements to the Building and the Building Common Area required by any law, ordinance or regulation applicable to the Building and the Building Common Area generally (and not because of the particular use of the Building or the Building Common Area by a particular tenant), which cost shall be amortized on a straight line basis over the useful life of such improvement, determined in accordance with generally accepted accounting principles ("GAAP") (provided that in no event shall the useful life be greater than fifteen (15) years). Operating Expenses shall not include expenses for the costs of any maintenance and repair required to be performed by Landlord at its own expense under Section (10)(b). Further, Operating Expenses shall not include the costs for capital improvements unless such costs are incurred for the purpose of causing a material decrease in the Operating Expenses of the Building or the Building Common Area or are incurred with respect to improvements made to comply with laws, ordinances or regulations as described above. The proportionate share of Operating Expenses to be paid by Tenant shall be a percentage of the Operating

Expenses based upon the proportion that the square footage of the Demised Premises bears to the total square footage of the Building (such figure referred to as "Tenant's Operating Expense Percentage" and set forth in Section 1(j). Prior to or promptly after the beginning of each calendar year during the Term, Landlord shall estimate the total amount of Operating Expenses to be paid by Tenant during each such calendar year and Tenant shall pay to Landlord one-twelfth (1/12) of such sum on the first day of each calendar month during each such calendar year, or part thereof, during the Term. Within one hundred twenty
(120) days after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of Operating Expenses for such calendar year, and the actual amount owed by Tenant, and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installment of Operating Expenses owed by Tenant or remit such overpayment to Tenant if the Term has expired or has been terminated and no Event of Default exists hereunder. The obligations in the immediately preceding sentence shall survive the expiration or any earlier termination of this Lease for a period of time sufficient to allow the time periods set forth therein to run in full. If the Lease Commencement Date shall fall on other than the first day of the calendar year, and/or if the Expiration Date shall fall on other than the last day of the calendar year, Tenant's proportionate share of the Operating Expenses for such calendar year shall be apportioned prorata.

         (b) Any amounts required to be paid by Tenant hereunder (in addition to Base Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered "Additional Rent" payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Base Rent. Tenant's obligations for payment of Additional Rent shall begin to accrue on the Lease Commencement Date regardless of the Base Rent Commencement Date.

         (c) If applicable in the jurisdiction where the Demised Premises are located, Tenant shall pay and be liable for all rental, sales, use and inventory taxes or other similar taxes, if any, on the amounts payable by Tenant hereunder levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid Landlord by Tenant under the terms of this Lease. Such payment shall be made by Tenant directly to such governmental body if billed to Tenant, or if billed to Landlord, such payment shall be paid concurrently with the payment of the Base Rent, Additional Rent, or such other charge upon which the tax is based, all as set forth herein.

    7.   Use of Demised Premises.
         -----------------------

         (a)   Intentionally Omitted

         (b)   Tenant shall not commit any waste.

         (c) The Demised Premises shall not be used for any illegal purposes, and Tenant shall not allow, suffer, or permit any vibration, noise, odor, light or other effect to occur within or around the Demised Premises that could constitute a nuisance or trespass for Landlord or any occupant of the Building or an adjoining building, its customers, agents, or invitees. Upon notice by Landlord to Tenant that any of the aforesaid prohibited uses are occurring, Tenant agrees to promptly remove or control the same.

         (d) Tenant shall not in any way violate any law, ordinance or restrictive covenant (provided Tenant has been given written notice of such restrictive covenant) affecting the Demised Premises, and shall not in any manner use the Demised Premises so as to cause cancellation of, or prevent the use of, the fire and extended coverage insurance policy required hereunder. Landlord represents to

Tenant that, to "Landlord's actual knowledge" (which term, or any derivation thereof, when used in this Lease, shall be deemed to mean the current actual knowledge of Kurt Nelson, the employee of Landlord with the day to day responsibility for managing and leasing the Building, without any independent investigation and without any individual liability on the part of such individual), the use of the Demised Premises for general storage, warehousing, distribution and light assembly is allowed by the current zoning classification applicable to the Demised Premises and by the Declaration of Protective Covenants established by Landlord and currently encumbering the Building; provided, however, that Landlord makes no (and does hereby expressly disclaim any) representation that the storage, warehousing, distribution and light assembly of a particular product is allowed by such current zoning classification or such Declaration of Protective Covenants. Except as expressly set forth hereinabove, Landlord makes no (and does hereby expressly disclaim any) covenant, representation or warranty as to the Permitted Use being allowed by or being in compliance with any applicable laws, rules, ordinances or restrictive covenants now or hereafter affecting the Demised Premises, and any zoning letters, copies of zoning ordinances or other information from any governmental agency or other third party provided to Tenant by Landlord or any of Landlord's agents or employees shall be for informational purposes only, Tenant hereby expressly acknowledging and agreeing that Tenant shall conduct and rely solely on its own due diligence and investigation with respect to the compliance of the Permitted Use with all such applicable laws, rules, ordinances and restrictive covenants and not on any such information provided by Landlord or any of its agents or employees. Without limiting the foregoing, Landlord agrees that it will not voluntarily enter into any restrictive covenant that encumbers the Building if such restrictive covenant would materially interfere with Tenant's Permitted Use.

         (e) In the event insurance premiums pertaining to the Demised Premises, the Building, or the Building Common Area, whether paid by Landlord or Tenant, are increased over the least hazardous rate available due to the nature of the use of the Demised Premises by Tenant, Tenant shall pay such additional amount as Additional Rent.

    8.   Insurance.
         ---------

         (a) Tenant covenants and agrees that from and after the Lease Commencement Date or any earlier date upon which Tenant enters or occupies the Demised Premises or any portion thereof, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

             (i) Liability insurance in the Commercial General Liability form (including Broad Form Property Damage and Contractual Liabilities or reasonable equivalent thereto) covering the Demised Premises and Tenant's use thereof against claims for bodily injury or death, property damage and product liability occurring upon, in or about the Demised Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than $3,000,000.00 and to have general aggregate limits of not less than $10,000,000.00 for each policy year. The insurance coverage required under this Section 8(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 11 and, if necessary, the policy shall contain a contractual endorsement to that effect.

             (ii) Insurance covering (A) all of the items included in the leasehold improvements constructed in the Demised Premises by or at the expense of Landlord (collectively, the "Improvements"), including but not limited to demising walls and the heating, ventilating and air conditioning system and (B) Tenant's trade fixtures, merchandise and personal property from time to time in, on or upon the Demised Premises, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of "all-risks" fire and casualty insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds from such insurance relating to the Improvements shall be used solely for the repair, construction and restoration or replacement of the

Improvements damaged or destroyed unless this Lease shall cease and terminate under the provisions of Section 20.

          (b) All policies of the insurance provided for in Section 8(a) shall be issued in form reasonably acceptable to Landlord by insurance companies with a rating of not less than "A-," and financial size of not less than Class X, in the most current available "Best's Insurance Reports", and licensed to do business in the state in which the Building is located. Each and every such policy:

               (i) shall name Landlord, Lender (as defined in Section 24), and any other party reasonably designated by Landlord, as an additional insured. In addition, the coverage described in Section 8(a)(ii)(A) relating to the Improvements shall also name Landlord as "loss payee";

               (ii) shall be delivered to Landlord, in the form of an insurance certificate acceptable to Landlord as evidence of such policy, on or prior to the Lease Commencement Date and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

               (iii) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

               (iv) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

          (c) In the event that Tenant shall fail to carry and maintain the insurance coverages set forth in this Section 8, Landlord may upon thirty (30) days notice to Tenant (unless such coverages will lapse in which event no such notice shall be necessary) procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor.

          (d) Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Demised Premises, its contents or to the other portions of the Building, arising from any risk covered by all risks fire and extended coverage insurance of the type and amount required to be carried hereunder, provided that such waiver does not invalidate such policies or prohibit recovery thereunder. The parties hereto shall cause their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, to waive any right of subrogation that such insurers may have against Landlord or Tenant, as the case may be.

    9.    Utilities.  During the Term, Tenant shall promptly pay as billed to
          ---------
Tenant all rents and charges for water and sewer services and all costs and charges for gas, steam, electricity, fuel, light, power, telephone, heat and any other utility or service used or consumed in or servicing the Demised Premises. To the extent reasonably possible, such utilities shall be separately metered and billed to Tenant. In the event any such utilities are separately metered, Tenant's obligation for payment of such utilities shall commence as of the date of Tenant's actual occupancy of all or any portion of the Demised Premises, including any period of occupancy by Tenant prior to the Lease Commencement Date, regardless of whether or not Tenant conducts business operations during such period of occupancy. Any utilities which are not separately metered shall be billed to Tenant by Landlord at Landlord's actual cost. In the event Tenant's use of any utility not metered is in excess of the average use by other tenants, Landlord shall have the right to install a meter for such utility, at Tenant's expense, and bill Tenant for Tenant's actual use. If Tenant fails to pay any utility bills or charges, Landlord may, at its option and upon reasonable notice to Tenant, pay the same and in such event, the amount of such payment, together with interest thereon at the Interest Rate as defined in Section 32 from the date of such payment by Landlord, will be added to Tenant's next due payment as Additional Rent.

     10.  Maintenance and Repairs.
          -----------------------

          (a) Tenant shall, at its own cost and expense, maintain in good condition and repair the interior of the Demised Premises, including but not limited to the heating, air conditioning and ventilation systems, glass, windows and doors, sprinkler, all plumbing, sewage and other utility lines and systems to the extent exclusively serving the Demised Premises, fixtures, interior walls, floors (including floor slabs), ceilings, storefronts, plate glass, skylights, all electrical facilities and equipment including, without limitation, lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors, and all other appliances and equipment (including, without limitation, dock levelers, dock shelters, dock seals and dock lighting) of every kind and nature located in, upon or about the Demised Premises, except as to such maintenance and repair as is the obligation of Landlord pursuant to
Section 10(b). During the Term, Tenant shall maintain in full force and effect a service contract for the maintenance of the heating, ventilation and air conditioning systems with an entity reasonably acceptable to Landlord. Tenant shall deliver to Landlord (i) a copy of said service contract prior to the Lease Commencement Date, and (ii) thereafter, a copy of a renewal or substitute service contract within thirty (30) days prior to the expiration of the existing service contract. Tenant's obligation shall exclude any maintenance and repair required because of the act or negligence of Landlord, its employees, contractors or agents, the cost of which shall be the responsibility of Landlord.

          (b) Landlord shall, at its own cost and expense, maintain in good condition and repair the Building structure, including the roof, foundation (beneath the floor slab), structural integrity of the exterior walls, and structural frame of the Building. Landlord's obligation shall exclude the cost of any maintenance or repair required because of the act or negligence of Tenant or any of Tenant's or such subsidiaries' or affiliates' agents, contractors, employees, licensees and invitees (collectively, "Tenant's Affiliates"), the cost of which shall be the responsibility of Tenant.

          (c) Unless the same is caused solely by the negligent action or inaction of Landlord, its employees or agents, and is not covered by the insurance required to be carried by Tenant pursuant to the terms of this Lease, Landlord shall not be liable to Tenant or to any other person for any damage occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Demised Premises, or for any damage occasioned by water coming into the Demised Premises or arising from the acts or neglects of occupants of adjacent property or the public.

          (d) If (i) Landlord has failed to commence any repair of the Demised Premises, as required in subsection (b) above, within thirty (30) days after written notice from Tenant specifying which repair Landlord has failed to perform (or, in the case of leaks in the roof of the Demised Premises that otherwise meet the conditions required for "self-help" hereinbelow, within seventy-two (72) hours after written notice from Tenant specifying same), or
(ii) Landlord has failed to complete any repair of the Demised Premises, as required in subsection (b) above, within forty-five (45) days after written notice from Tenant specifying which repair Landlord has failed to complete (provided such repair is reasonably capable of being completed within such forty-five (45) day period), and, in Tenant's reasonable opinion, "self-help" measures are necessary in an emergency situation to prevent significant physical damage to the Demised Premises (including Tenant's property located within the Demised Premises) or injury to persons, Tenant may exercise such self-help to perform or complete such repair, as the case may be, after giving Landlord such notice of Tenant's intent to do so as is reasonable under the circumstances (it being acknowledged that oral notice may be appropriate in certain emergency situations, but that any such oral notice must be followed by written notice given in the manner provided for notices herein within twenty-four (24) hours of such oral notice); provided, however, that in performing any such self-help with respect to the roof of the Demised Premises, Tenant (i) shall only use a manufacturer approved, licensed roof contractor, and (ii) shall not void or impair any applicable roof warranty. Tenant shall be entitled to recover from Landlord the reasonable and actual third party out-of-pocket cost of any such self-help measures, and Landlord shall pay such amount to Tenant within sixty
(60) days after Tenant's request for reimbursement. Any requests for reimbursement made by Tenant pursuant to this subsection (d) shall be accompanied by such documentation as Landlord shall reasonably require showing the actual costs incurred by Tenant, and by full and final lien waivers from all contractors performing the work. If Landlord has not paid to Tenant such amount or given Tenant notice of its objection to such amount within such sixty (60) day period, or if Landlord's objection to such amount is resolved against Landlord by agreement of the parties or by a court of competent jurisdiction to which the dispute has been submitted by either party, then Tenant may offset the reasonable and actual third party out-of pocket cost of such self-help measures from future Monthly Base Rent Installments next coming due hereunder until Tenant has been reimbursed in full therefor, such offset for any given month to be up to, but not to exceed, one-half (1/2) of the Monthly Base Rental Installment due for such month.

     11.  Tenant's Personal Property; Indemnity. All of Tenant's personal
          -------------------------------------
property in the Demised Premises shall be and remain at Tenant's sole risk. Landlord, its agents, employees and contractors, shall not be liable for, and Tenant hereby releases Landlord from, any and all liability for theft thereof or any damage thereto occasioned by any act of God or by any acts, omissions or negligence of any persons, other than Landlord. Landlord, its agents, employees and contractors, shall not be liable for any injury to the person or property of Tenant or other persons in or about the Demised Premises, Tenant expressly agreeing to indemnify and save Landlord, its agents, employees and contractors, harmless, in all such cases, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees and contractors. Tenant further agrees to indemnify and reimburse Landlord for any costs or expenses, including, without limitation, reasonable attorneys' fees, that Landlord reasonably may incur in investigating, handling or litigating any such claim against Landlord by a third person, unless such claim arose from the negligence or willful misconduct of Landlord, its agents, employees or contractors. The provisions of this Section 11 shall survive the expiration or earlier termination of this Lease with respect to any damage, injury or death occurring before such expiration or termination.

     12.  Tenant's Fixtures. Tenant shall have the right to install in the
          -----------------
Demised Premises trade fixtures required by Tenant or used by it in its business, and if installed by Tenant, to remove any or all such trade fixtures from time to time during and upon termination or expiration of this Lease, provided no Event of Default, as defined in Section 22, then exists; provided,
                                                                     --------
however, that Tenant shall repair and restore any damage or injury to the
-------
Demised Premises (to the condition in which the Demised Premises existed prior to such installation) caused by the installation and/or removal of any such trade fixtures.

     13.  Signs. No sign, advertisement or notice shall be inscribed, painted,
          -----
affixed, or displayed on the windows or exterior walls of the Demised Premises or on any public area of the Building, except in such places, numbers, sizes, colors and styles as are approved in advance in writing by Landlord, and which conform to all applicable laws, ordinances, or covenants affecting the Demised Premises. Notwithstanding the foregoing, Tenant shall have the right to affix one (1) identification sign to the exterior of the Demised Premises, and one (1) street monument sign within the Building Common Area, provided Tenant and such sign otherwise comply with the terms and conditions of this Section 13. Any and all signs installed or constructed by or on behalf of Tenant pursuant hereto shall be installed, maintained and removed by Tenant at Tenant's sole cost and expense. Without limiting the foregoing, all signage installed by Tenant shall be consistent with the sign guidelines attached hereto as Exhibit G and
                                                          ---------
incorporated herein, as such guidelines may be amended from time to time with respect to comparably sized tenants in the Buildings owned by Landlord within the Project.

     14.  Intentionally Omitted

     15.  Governmental Regulations.
          ------------------------

          (a) Tenant shall promptly comply throughout the Term, at Tenant's sole cost and expense, with all present and future laws, ordinances, orders, rules, regulations or requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof (collectively, "Governmental Requirements") relating to (i) all or any part of the Demised Premises, and (ii) to the use or manner of use of the Demised Premises and the Building Common Area.

Tenant shall also observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Demised Premises.

          (b) Notwithstanding subsection (a) hereinabove, in the event that any Governmental Requirements are in existence as of the Lease Date and require an alteration or modification of the Demised Premises or the Building Common Area (a "Code Modification") solely as a result of the use of the Demised Premises for general warehouse and office purposes (irrespective of the specific use thereof by any particular occupant), then Landlord shall be required to make such Code Modification at Landlord's sole cost and expense.

          (c) Without limiting subsections (a) or (b) above, if as a result of one or more Governmental Requirements it is necessary, from time to time during the Term, to perform a Code Modification that is made necessary as a result of the specific use being made by Tenant of the Demised Premises, then such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects; any such Code Modification shall be promptly performed by Tenant at its expense in accordance with the applicable Governmental Requirement and with
Section 18 hereof.

          (d) Without limiting subsections (a), (b) or (c) above, if as a result of one or more Governmental Requirements it is necessary from time to time during the Term to perform a Code Modification which (i) would be characterized as a capital expenditure under generally accepted accounting principles and (ii) is not made necessary as a result of the specific use being made by Tenant of the Demised Premises (as distinguished from an alteration or modification which would be required to be made by the owner of any warehouse-office building comparable to the Building irrespective of the use thereof by any particular occupant), then (a) Landlord shall have the obligation to perform the Code Modification at its expense, (b) the cost of such Code Modification shall be amortized on a straight-line basis over the useful life of the item in question, determined in accordance with GAAP (provided that in no event shall the useful life be greater than fifteen (15) years), and (c) Tenant shall be obligated to pay (as Additional Rent, payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder) for the portion of such amortized costs attributable to the remainder of the Term, including any extensions thereof. Tenant shall promptly send to Landlord a copy of any written notice received by Tenant requiring a Code Modification.

     16.  Environmental Matters.
          ---------------------

          (a)  For purposes of this Lease:

                    (i) "Contamination" as used herein means the presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Demised Premises, the Building, the Building Common Area or the Project so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

                    (ii) "Environmental Laws" as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, which exist now or as may exist hereafter, concerning protection of human health, safety and the environment, all as may be amended from time to time.

                    (iii) "Hazardous Substances" as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA") and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. ["RCRA"]) and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

          (b) Landlord represents that, except as revealed to Tenant in that certain Phase I Environmental Site Assessment prepared for Industrial Developments International, Inc., by ERM, dated July, 1996, as amended by letter dated April 22, 1998, copies of which have been delivered to Tenant, to Landlord's actual knowledge, Landlord has not treated, stored or disposed of any Hazardous Substances upon or within the Demised Premises, nor, to Landlord's actual knowledge, has any predecessor owner of the Demised Premises.

          (c) Tenant covenants that all its activities, and the activities of Tenant's Affiliates (as defined in Section 10(b)), on the Demised Premises, the Building, or the Project during the Term will be conducted in compliance with Environmental Laws. Tenant warrants that to its knowledge it is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws. Tenant, at Tenant's sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant's operation of its business on the Demised Premises and shall make all notifications and registrations required by any applicable Environmental Laws. Tenant, at Tenant's sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws. Tenant warrants that prior to the Lease Commencement Date, Tenant shall have obtained all such permits, licenses or approvals and made all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant's operation of its business on the Demised Premises.

          (d) Except as otherwise set forth in Special Stipulation 17 of Exhibit C to this Lease, Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Demised Premises, the Building, or the Project without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that the
                                                  --------  -------
consent of Landlord shall not be required for the use at the Demised Premises of batteries or charging stations necessary to operate Tenant's forklifts (provided reasonable safety precautions are at all times taken by Tenant in connection therewith), or of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant in the routine operation or maintenance of Tenant's office equipment or in the routine janitorial service, cleaning and maintenance for the Demised Premises. For purposes of this Section 16, Landlord shall be deemed to have reasonably withheld consent if Landlord determines that the presence of such Hazardous Substance within the Demised Premises could (i) result in a risk of harm to person or property or (ii) otherwise negatively affect the value or marketability of the Building or the Project.

          (e) Tenant shall not cause or permit the release of any Hazardous Substances by Tenant or Tenant's Affiliates into any environmental media such as air, water or land, or into or on the Demised Premises, the Building or the Project in any manner that violates any Environmental Laws. If such release shall occur, Tenant shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination, (ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws and (iii) notify and keep Landlord reasonably informed of such release and response.

          (f)  Regardless of any consents granted by Landlord pursuant to
Section 16(d) allowing Hazardous Substances upon the Demised Premises, Tenant shall under no circumstances whatsoever cause or permit (i) any activity on the Demised Premises which would cause the Demised Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder, (ii) the discharge of Hazardous Substances into the storm sewer system serving the Project or (iii) the installation of any underground storage tank or underground piping on or under the Demised Premises.

          (g) Tenant shall and hereby does indemnify Landlord and hold Landlord harmless from and against any and all expense, loss, and liability suffered by Landlord (except to the extent that such expenses, losses, and liabilities arise out of Landlord's own negligence or willful act), by reason of the storage, generation, release, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) by Tenant or Tenant's Affiliates or by reason of Tenant's breach of any of the provisions of this Section 16. Such expenses, losses and liabilities shall include, without limitation, (i) any and all expenses that Landlord may incur to comply with any Environmental Laws; (ii) any and all costs that Landlord may incur in studying or remedying any Contamination at or arising from the Demised Premises, the Building, or the Project; (iii) any and all costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances; (iv) any and all fines, penalties or other sanctions assessed upon Landlord; and (v) any and all legal and professional fees and costs incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the expiration or earlier termination of this Lease.

     17.  Construction of Demised Premises.
          --------------------------------

          (a) Within thirty (30) days after the Lease Date, Landlord shall prepare, at Landlord's sole cost and expense, and submit to Tenant a set of plans and specifications and/or construction drawings (collectively, the "Plans and Specifications") based on the preliminary plans and specifications and/or preliminary floor plans set forth on Exhibit B attached hereto and incorporated
                                     ---------
herein, covering all work to be performed by Landlord in constructing the Improvements (as defined in Section 8(a)(ii)), together with Landlord's reasonable estimate of the cost to construct the Allowance Improvements (as defined in Special Stipulation 3 of Exhibit C to this Lease); provided, however, that Tenant acknowledges that such estimate of the cost to construct the Allowance Improvements will be only an estimate, and shall have no affect on any obligation Tenant may have under said Special Stipulation 3 to reimburse Landlord for the cost to construct the Allowance Improvements to the extent such cost exceeds the Tenant Allowance (as defined in said Special Stipulation 3). Tenant shall have ten (10) days after receipt of the Plans and Specifications in which to review and to give to Landlord written notice of its approval of the Plans and Specifications or its requested changes to the Plans and Specifications. Tenant shall have no right to request any changes to the Plans and Specifications which would materially alter either the Demised Premises or the exterior appearance or basic nature of the Building, as the same are contemplated by the Preliminary Plans. Landlord agrees to reasonably cooperate with Tenant during such ten (10) day period to value engineer the Plans and Specifications. If Tenant fails to approve or request changes to the Plans and Specifications by ten (10) days after its receipt thereof, then Tenant shall be deemed to have approved the Plans and Specifications and the same shall thereupon be final. If Tenant requests any changes to the Plans and Specifications, Landlord shall make those changes which are reasonably requested by Tenant and shall within ten (10) days of its receipt of such request submit the revised portion of the Plans and Specifications to Tenant. Tenant may not thereafter disapprove the revised portions of the Plans and Specifications unless Landlord has unreasonably failed to incorporate reasonable comments of Tenant and, subject to the foregoing, the Plans and Specifications, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. Tenant acknowledges that Landlord shall have the right and option to submit various parts of the proposed Plans and Specifications from time to time during the aforesaid thirty (30) day period and the time period for approval of any part of the proposed Plans and Specifications shall commence upon receipt of each submission provided that Landlord gives Tenant written notice that Tenant's approval is required in connection with such submitted part. Tenant shall at all times in its review of the Plans and Specifications, and of any revisions thereto, act reasonably and in good faith. After Tenant has approved the Plans and Specifications or the Plans and Specifications have otherwise been finalized pursuant to the procedures set forth hereinabove, any subsequent changes to the Plans and Specifications requested by Tenant shall be at Tenant's sole cost and expense and subject to Landlord's written approval, which approval shall not be unreasonably withheld, conditioned or delayed. If after the Plans and Specifications have been finalized pursuant to the procedures set forth hereinabove Tenant requests any further changes to the Plans and Specifications and, as a result thereof, Substantial Completion (as hereinafter defined) of the Improvements is delayed, then for purposes of establishing the Lease Commencement Date, Substantial Completion shall be deemed to mean the date when Substantial Completion would have been achieved but for such Tenant delay.

          (b) Landlord shall use reasonable speed and diligence to Substantially Complete the Improvements, at Landlord's sole cost and expense, and have the Demised Premises ready for occupancy on or before the Lease Commencement Date set forth in Section 1(f).

               (i) If the Demised Premises are not Substantially Complete on that date (as such date is, and shall be, extended as a result of Ordinary Delay, as hereinafter defined, the "Target Completion Date"), such failure to complete shall not in any way affect the obligations of Tenant hereunder except that (A) the Lease Commencement Date, the Base Rent Commencement Date and the Expiration Date shall be postponed one (1) day for each day Substantial Completion is delayed beyond the Target Completion Date, and (B) commencing on the Target Completion Date and continuing through and including February 1, 2001 (as such date is, and shall be, extended as a result of Ordinary Delay, the "First Delay Date"), Tenant shall receive a credit against Base Rent (but not Additional Rent) in an amount equal to the product of (1) $3,186.77, and (2) the number of days that Substantial Completion is delayed beyond the Target Completion Date, and (C) commencing on the date immediately following the First Delay Date and continuing through and including the date that the Improvements are Substantially Complete, Tenant shall receive a credit against Base Rent in an amount equal to the product of (1) $6,373.54, and (2) the number of days that Substantial Completion is delayed beyond the First Delay Date.

               (ii) Notwithstanding subsection (i) above, in the event that the Improvements are not Substantially Complete on or before May 1, 2001 (as such date is, and shall be, extended as a result of Ordinary Delay and Tenant Delay, as hereinafter defined, being hereinafter referred to as the "Outside Delivery Date"), Tenant may, at its option and as its sole and exclusive remedy, terminate this Lease by written notice to Landlord given on or before the tenth
(10th) day following the Outside Delivery Date (provided that Substantial Completion has not occurred prior to Landlord's receipt of said termination notice), and thereafter neither Landlord nor Tenant shall have any further obligation hereunder.

               (iii) Except as set forth in this subsection (b), no liability whatsoever shall arise or accrue against Landlord by reason of its failure to deliver or afford possession of the Demised Premises, and Tenant hereby releases and discharges Landlord from and of any claims for damage, loss, or injury of every kind whatsoever as if this Lease were never executed.

               (iv) For purposes of this Lease, the term (A) "Tenant Delay" shall mean delay resulting Tenant's failure to approve the Plans and Specifications as set forth in Section 17(a), by change orders requested by Tenant after approval of the Plans and Specifications (but only to the extent such requests actually result in delay), or acts or omissions of Tenant, and (B) "Ordinary Delay" shall mean such additional time as is equal to the time lost by Landlord or Landlord's contractors or suppliers in connection with the performance of Landlord's work and/or the construction of the Demised Premises and related improvements due to strikes or other labor troubles, governmental restrictions and limitations, war or other national emergency, non-availability of materials or supplies, delay in transportation, accidents, floods, fire, damage or other casualties, weather or other conditions, or delays by utility companies in bringing utility lines to the Demised Premises.

         (c) Upon Substantial Completion of the Demised Premises, a representative of Landlord and a representative of Tenant together shall inspect the Demised Premises and generate a punchlist of defective or uncompleted items relating to the completion of construction of the Improvements (the "Punchlist"). Landlord shall, within sixty (60) days after the Punchlist is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as is set forth on the Punchlist. All construction work performed by Landlord shall be deemed approved by

Tenant in all respects except for items of said work which are not completed or do not conform to the Plans and Specifications and which are included on the Punchlist; provided, however, that said deemed approval shall have no effect on Landlord's warranty obligations pursuant to subsection (e) below.

          (d) Upon Substantial Completion of the Demised Premises and the creation of the Punchlist, Tenant shall execute and deliver to Landlord a letter of acceptance in which Tenant (i) accepts the Demised Premises subject only to Landlord's completion of the items listed on the Punchlist and (ii) confirms that the Lease Commencement Date, the Base Rent Commencement Date and the Expiration Date remain as set forth in Section 1, or if revised pursuant to the terms hereof, setting forth such dates as so revised.

          (e) Landlord hereby warrants to Tenant, which warranty shall survive for the one (1) year period following the Lease Commencement Date, that (i) the materials and equipment furnished by Landlord's contractors in the completion of the Improvements will be of good quality and new, and (ii) such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder. This warranty shall exclude damages or defects caused by Tenant or Tenant's Affiliates, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage.

          (f) For purposes of this Lease, the term "Substantial Completion" (or any variation thereof) shall mean completion of construction of the Improvements in accordance with the Plans and Specifications, subject only to Punchlist items established pursuant to Section 17(c), so that Tenant can lawfully occupy and conduct its business at the Demised Premises, as established by the delivery by Landlord to Tenant of a certificate of occupancy (or temporary certificate of occupancy or its equivalent if a certificate of occupancy cannot yet be issued solely because of the need for completion of all or a portion of the construction, installation and testing of Tenant's improvements, equipment and fixtures within the Demised Premises, provided that in such event, Landlord agrees to cooperate with Tenant as reasonably necessary in obtaining a final certificate of occupancy following the completion of said construction, installation and testing by Tenant) for the Demised Premises issued by the appropriate governmental authority, if a certificate is so required by a governmental authority. Notwithstanding anything to the contrary contained in this Section 17, in the event Substantial Completion is delayed because of Tenant Delay, then Substantial Completion shall, for the purpose of establishing the Lease Commencement Date, be deemed to mean the date when Substantial Completion would have been achieved but for such Tenant Delay.

     18.  Tenant Alterations and Additions.
          --------------------------------

          (a) Tenant shall not make or permit to be made any alterations, improvements, or additions (including the construction of additional office space) to the Demised Premises (a "Tenant's Change"), without first obtaining on each occasion Landlord's prior written consent (which consent Landlord agrees not to unreasonably withhold) and Lender's prior written consent (if such consent is required); provided, however, that Tenant shall have the right without Landlord's (or Lender's) prior written consent to make a Tenant's Change that is non-structural and that requires an expenditure of less than $50,000.00 for any one Tenant's Change and less than $250,000.00 in the aggregate for the Term, provided that Tenant shall, at Landlord's request, remove any such non-structural Tenant's Change and restore the Demised Premises to its condition prior to such non-structural Tenant's Change upon the termination or expiration of this Lease. As part of its approval process, Landlord may require that Tenant submit plans and specifications to Landlord, for Landlord's approval or disapproval, which approval shall not be unreasonably withheld. All Tenant's Changes shall be performed in accordance with all legal requirements applicable thereto and in a good and workmanlike manner with first-class materials. Tenant shall maintain insurance reasonably satisfactory to Landlord during the construction of all Tenant's Changes. If Landlord at the time of giving its approval to any Tenant's Change notifies Tenant in writing that approval is conditioned upon restoration, then Tenant shall, at its sole cost and expense and at Landlord's option upon the termination or expiration of this Lease, remove the same and restore the

Demised Premises to its condition prior to such Tenant's Change. If Landlord fails to notify Tenant as aforesaid that Landlord's approval is conditioned upon restoration, Tenant shall not be required to remove the Tenant's Change upon the termination or expiration of this Lease. No Tenant's Change shall be structural in nature or impair the structural strength of the Building or reduce its value. Tenant shall pay the full cost of any Tenant's Change. Landlord acknowledges that the restrictions on Tenant making a Tenant's Change set forth in this subsection (a) shall not affect Tenant's right to install in, and remove from, the Demised Premises trade fixtures and equipment required by Tenant or used by it in its business, in accordance with Section 12 hereinabove, or Tenant's right to reconfigure such trade fixtures and equipment. Except as otherwise provided herein and in Section 12, all Tenant's Changes and all repairs and all other property attached to or installed on the Demised Premises by or on behalf of Tenant shall immediately upon completion or installation thereof be and become part of the Demised Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.

          (b) To the extent permitted by law, all of Tenant's contracts and subcontracts for such Tenant's Changes shall provide that no lien shall attach to or be claimed against the Demised Premises or any interest therein other than Tenant's leasehold interest in the Demised Premises, and that all subcontracts let thereunder shall contain the same provision. Whether or not Tenant furnishes the foregoing, Tenant agrees to hold Landlord harmless against all liens, claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work. Tenant shall not permit the Demised Premises to become subject to any mechanics', laborers' or materialmen's lien on account of labor, material or services furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed for the Demised Premises by, or at the direction or sufferance of Tenant and if any such liens are filed against the Demised Premises, Tenant shall promptly discharge the same; provided, however, that
                                                    --------  -------
Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord, within thirty days after demand, such security as may be reasonably satisfactory to Landlord to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of Landlord's interest in the Demised Premises by reason of non-payment thereof; provided further that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied. If Tenant fails to post such security or does not diligently contest such lien, Landlord may, without investigation of the validity of the lien claim, discharge such lien and Tenant shall reimburse Landlord upon demand for all costs and expenses incurred in connection therewith, which expenses shall include any attorneys' fees, paralegals' fees and any and all costs associated therewith, including litigation through all trial and appellate levels and any costs in posting bond to effect a discharge or release of the lien. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject the Demised Premises to liability under any lien law now or hereafter existing of the state in which the Demised Premises are located.

          (c) Provided Tenant complies with this Section 18, upon Tenant's request, Landlord shall, at Tenant's sole cost and expense (i) join in any applications for any permits, approvals or certificates required to be obtained from any governmental authorities in connection with any Tenant's Change, (ii) sign such applications reasonably promptly after request by Tenant; provided, that (A) Landlord's signature on such application is required by the applicable governmental authority, and (B) such application is reasonably acceptable to Landlord, and (iii) otherwise reasonably cooperate with Tenant in connection with such applications of Tenant; provided, however, that Landlord shall not be obligated to incur any cost or expense, including, without limitation, reasonable attorneys' fees and disbursements, or suffer or incur any liability in connection therewith.

     19.  Services by Landlord.  Landlord shall be responsible for causing the
          --------------------
Building Common Area to be kept in good condition and repair, and, except as required by Section 10(b) hereof or as otherwise specifically provided for herein, Landlord shall be responsible for no other services whatsoever.

Tenant, by payment of Tenant's share of the Operating Expenses, shall pay Tenant's pro rata share of the expenses incurred by Landlord hereunder.

     20.  Fire and Other Casualty.
          -----------------------

          (a) In the event the Demised Premises are damaged by fire or other casualty insured by Landlord (or required to be insured by Landlord hereunder), Landlord agrees to promptly restore and repair the Demised Premises at Landlord's expense, including the Improvements to be insured by Tenant but only to the extent that the cost of such restoration and repair does not exceed the sum of (i) the insurance proceeds actually received by Landlord in connection with such fire or other casualty (including the proceeds from the insurance required to be carried by Tenant on the Improvements and received by Landlord),
(ii) any applicable deductible under the insurance policies carried (or required to be carried) by Landlord hereunder, and (iii) any insurance proceeds retained by Lender in connection with such fire or other casualty.

          (b) Notwithstanding subsection (a) above, in the event that (i) the Demised Premises are in the reasonable opinion of Landlord, so destroyed that they cannot be repaired or rebuilt within two hundred seventy (270) days after the date of such damage; (ii) the Demised Premises are destroyed by a casualty which is not covered by Landlord's insurance; or (iii) there is less than one
(1) full calendar year remaining during the Term as of the date of such casualty, then Landlord shall give written notice to Tenant of such determination (the "Determination Notice") within sixty (60) days of such casualty. Either Landlord or Tenant may terminate and cancel this Lease effective as of the date of such casualty by giving written notice to the other party within thirty (30) days after Tenant's receipt of the Determination Notice. Upon the giving of such termination notice, all obligations hereunder with respect to periods from and after the effective date of termination shall thereupon cease and terminate. If no such termination notice is given, Landlord shall, to the extent that the cost of such restoration and repair does not exceed the sum of (i) the insurance proceeds actually received by Landlord in connection with such fire or other casualty (including the proceeds from the insurance required to be carried by Tenant on the Improvements and received by Landlord), (ii) any applicable deductible under the insurance policies carried (or required to be carried) by Landlord hereunder, and (iii) any insurance proceeds retained by Lender in connection with such fire or other casualty, make such repair or restoration of the Demised Premises to the approximate condition existing prior to such casualty, promptly and in such manner as not to unreasonably interfere with Tenant's use and occupancy of the Demised Premises (if Tenant is still occupying the Demised Premises). Base Rent and Additional Rent shall proportionately abate during the time that the Demised Premises or any part thereof are unusable by reason of any such damage thereto. In the event that Landlord is unable to substantially restore and repair the Demised Premises on or before the date which is three hundred sixty-five (365) days after the date of the casualty, as extended by Delay (as defined hereinbelow), Tenant may, at its option and as its sole remedy, terminate this Lease by written notice to Landlord given within thirty (30) days following the expiration of such three hundred sixty-five (365)-day period (provided that Landlord has not substantially restored and repaired the Demised Premises prior to Landlord's receipt of said termination notice), and thereafter neither Landlord nor Tenant shall have any further obligation hereunder. For purposes of this Section 20, "Delay" shall mean such additional time as is equal to the time lost by Landlord or Landlord's contractors or suppliers in connection with the performance of Landlord's restoration and repair of the Demised Premises due to strikes or other labor troubles, governmental restrictions and limitations, war or other national emergency, non-availability of materials or supplies, delay in transportation, accidents, floods, fire, damage or other casualties, weather or conditions, acts or omissions of Tenant.

     21.  Condemnation.
          ------------

          (a) If all of the Demised Premises is taken or condemned for a public or quasi-public use, or if a material portion of the Demised Premises is taken or condemned for a public or quasi-public use and the remaining portion thereof is not usable by Tenant in the reasonable opinion of Landlord, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor or the date on which Tenant is deprived of possession of the Demised Premises. In such event, the Base Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date, all Base Rent, Additional Rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

          (b) If only part of the Demised Premises is taken or condemned for a public or quasi-public use and this Lease does not terminate pursuant to Section 21(a), Landlord shall, to the extent of the award it receives, restore the Demised Premises to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking, and there shall be an equitable adjustment to the Base Rent and Additional Rent based on the actual loss of use of the Demised Premises suffered by Tenant from the taking.

          (c) Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Section 21, without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, against the condemnor, to the extent permitted by law, for the value of Tenant's moveable trade fixtures, machinery and moving expenses, provided that the making of such claim shall not and does not adversely affect or diminish Landlord's award. Landlord agrees not to include the value of Tenant's moveable trade fixtures, machinery and moving expenses in Landlord's claim against the condemnor.

     22.  Tenant's Default.
          ----------------

          (a) The occurrence of any one or more of the following events shall constitute an "Event of Default" of Tenant under this Lease:

                    (i) if Tenant fails to pay Base Rent or any Additional Rent hereunder as and when such rent becomes due and such failure shall continue for more than five (5) days after Landlord gives written notice to Tenant of such failure;

                    (ii) if Tenant fails to pay Base Rent or any Additional Rent on time more than three (3) times in any period of twelve (12) months (and Landlord has given Tenant written notice of Tenant's failure to pay at least twice in such 12-month period), notwithstanding that such payments have been made within the applicable cure period;

                    (iii) if Tenant fails to take possession of the Demised Premises on the Lease Commencement Date or promptly thereafter;

                    (iv) if Tenant permits to be done anything which creates a lien upon the Demised Premises and fails to discharge or bond such lien, or post security with Landlord reasonably acceptable to Landlord within thirty (30) days after receipt by Tenant of written notice thereof;

                    (v) if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant written notice of such failure;

                    (vi) if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings;

                    (vii) if Tenant or any guarantor of this Lease becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors;

                    (viii) if a receiver, custodian, or trustee is appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within sixty
(60) days following the date of such appointment; or

                    (ix) if Tenant fails to perform or observe any other term of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant written notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time.

          (b) Upon the occurrence of any one or more Events of Default, Landlord may, at Landlord's option, without any demand or notice whatsoever (except as expressly required in this Section 22):

               (i) Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Demised Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Demised Premises to Landlord on the date specified in such notice; or

               (ii) Terminate this Lease as provided in Section 22(b)(i) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, an amount which, at the date of such termination, is calculated as follows: (1) the value of the excess, if any, of
(A) the Base Rent, Additional Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the Expiration Date had this Lease not been terminated (the "Remaining Term"), over (B) the aggregate reasonable rental value of the Demised Premises for the Remaining Term (which excess, if any shall be discounted to present value at the "Treasury Yield" as defined below for the Remaining Term); plus (2) the costs of recovering possession of the Demised
                 ----
Premises and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorney's fees; plus (3) the unpaid
                                                           ----
Base Rent and Additional Rent earned as of the date of termination plus any interest and late fees due hereunder, plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Demised Premises. The amount as calculated above shall be deemed immediately due and payable. The payment of the amount calculated in subparagraph (ii)(1) shall not be deemed a penalty but shall merely constitute payment of liquidated damages, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. "Treasury Yield" shall mean the rate of return in percent per annum of Treasury Constant Maturities for the length of time specified as published in document H.15(519) (presently published by the Board of Governors of the U.S. Federal Reserve System titled "Federal Reserve Statistical Release") for the calendar week immediately preceding the calendar week in which the termination occurs. If the rate of return of Treasury Constant Maturities for the calendar week in question is not published on or before the business day preceding the date of the Treasury Yield in question is to become effective, then the Treasury Yield shall be based upon the rate of return of Treasury Constant Maturities for the length of time specified for the most recent calendar week for which such publication has occurred. If no rate of return for Treasury Constant Maturities is published for the specific length of time specified, the Treasury Yield for such length of time shall be the weighted average of the rates of return of Treasury Constant Maturities most nearly corresponding to the length of the applicable period specified. If the publishing of the rate of return of Treasury Constant Maturities is ever discontinued, then the Treasury Yield shall be based upon the index which is published by the Board of Governors of the U.S. Federal Reserve System in replacement thereof or, if no such replacement index is published, the index which, in Landlord's reasonable determination, most nearly corresponds to the rate of return of Treasury Constant Maturities. In determining the aggregate reasonable rental value pursuant to subparagraph (ii)(1)(B) above, the parties hereby agree that, at the time Landlord seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to, (a) the length of time remaining in the Term, (b) the then current market conditions in the general area in which the Building is located, (c) the likelihood of reletting the Demised Premises for a period of time equal to the remainder of the Term, (d) the net effective rental rates then being obtained by landlords for similar type space of similar size in similar type buildings in the general area in which the Building is located, (e) the vacancy levels in the general area in which the Building is located, (f) current levels of new construction that will be completed during the remainder of the Term and how this construction will likely affect vacancy rates and rental rates and (g) inflation; or

               (iii)   Intentionally Omitted

               (iv) Without terminating this Lease, in its own name but as agent for Tenant, enter into and upon and take possession of the Demised Premises or any part thereof. Any property remaining in the Demised Premises may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of, Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby unless caused by Landlord's negligence. Thereafter, Landlord may, but shall not be obligated to, lease to a third party the Demised Premises or any portion thereof as the agent of Tenant upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Demised Premises. The remainder of any rentals received by Landlord from such reletting, after the payment of any indebtedness due hereunder from Tenant to Landlord, and the payment of any costs and expenses of such reletting, shall be held by Landlord to the extent of and for application in payment of future rent owed by Tenant, if any, as the same may become due and payable hereunder. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

               (v) Without terminating this Lease, and with or without notice to Tenant, enter into and upon the Demised Premises and, without being liable for prosecution or any claim for damages therefor, maintain the Demised Premises and repair or replace any damage thereto or do anything or make any payment for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease and Landlord shall not be liable to Tenant for any damages with respect thereto; or

               (vi) Without liability to Tenant or any other party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to Tenant any property, material, labor, utilities or other service, wherever Landlord is obligated to furnish or render the same so long as an Event of Default exists under this Lease; or

               (vii) With or without terminating this Lease, allow the Demised Premises to remain unoccupied and collect rent from Tenant as it comes due; provided, however, that to the extent required by applicable law, Landlord shall use reasonable efforts to mitigate its damages; or

               (viii) Pursue such other remedies as are available at law or equity.

          (c) If this Lease shall terminate as a result of or while there exists an Event of Default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default.

          (d) Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

          (e) No agreement to accept a surrender of the Demised Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Demised Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Demised Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver. Landlord's acceptance of Base Rent or Additional Rent in full or in part following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.

          (f) If an Event of Default shall occur, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses actually incurred; provided, however, that Landlord and Tenant shall each reimburse the other for the reasonable and actual attorneys' fees incurred by such other party in connection with any litigation initiated by Landlord or Tenant, as the case may be, pursuant to this Lease which results in a final, unappealable judgment as to the merits in the other party's favor.

     23.  Landlord's Right of Entry.  Tenant agrees to permit Landlord and the
          -------------------------
authorized representatives of Landlord and of Lender to enter upon the Demised Premises during normal business hours for the purposes of inspecting the Demised Premises and Tenant's compliance with this Lease, and making any necessary repairs that Landlord is required, or has the right, to make thereto; provided that, except in the case of an emergency, Landlord shall give Tenant forty-eight
(48) hours' prior written notice of Landlord's intended entry upon the Demised Premises. Nothing herein shall imply any duty upon the part of Landlord to do any work required of Tenant hereunder, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected; provided, however, that Landlord shall use reasonable efforts not to disturb or
--------  -------
otherwise interfere with Tenant's operations in the Demised Premises in making such repairs or performing such work. Landlord also shall have the right to enter the Demised Premises upon forty-eight (48) hours' prior notice to exhibit the Demised Premises to any prospective purchaser, or mortgagee, and, during the last twelve (12) months of the Term, to any prospective tenant thereof.

     24.  Lender's Rights.
          ---------------

          (a)  For purposes of this Lease:

                    (i)  "Lender" as used herein means the holder of a Mortgage;

                    (ii) "Mortgage" as used herein means any or all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof which may now or hereafter affect or encumber Landlord's title to the Demised Premises, and any amendments, modifications, extensions or renewals thereof.

          (b) This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien and security title of any Mortgage provided that the holder of said Mortgage agrees not to disturb Tenant's possession of the Demised Premises so long as Tenant is not in default hereunder, as evidenced by a subordination and non-disturbance agreement signed by said holder which agreement may include (i) the conditions contained in subsection (e) below, (ii) a requirement that said holder be given notice and opportunity to cure a landlord default and (c) other provisions customarily required by lenders. Tenant shall promptly execute such a subordination and non-disturbance agreement upon Landlord's request. Tenant recognizes and acknowledges the right of Lender to foreclose or exercise the power of sale against the Demised Premises under any Mortgage.

          (c)  Tenant shall, in confirmation of the subordination set forth in
Section 24(b) and notwithstanding the fact that such subordination is self-operative, and no further instrument or subordination shall be necessary, upon demand, at any time or times, execute, acknowledge, and deliver to Landlord or to Lender any and all instruments requested by either of them to evidence such subordination, provided that such instrument contains the nondisturbance provisions referred to in subsection (b) above.

          (d) At any time during the Term, Lender may, by written notice to Tenant, make this Lease superior to the lien of its Mortgage. If requested by Lender, Tenant shall, upon demand, at any time or times, execute, acknowledge, and deliver to Lender, any and all instruments that may be necessary to make this Lease superior to the lien of any Mortgage.

          (e) If Lender (or Lender's nominee, or other purchaser at foreclosure) shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, if requested by such successor, attorn to and recognize such successor as Tenant's landlord under this Lease without change in the terms and provisions of this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment, provided that such successor shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, and then only if such prepayments have been deposited with and are under the control of such successor, (ii) any provision of any amendment to the Lease to which Lender has not consented, (iii) the defaults of any prior landlord under this Lease, or
(iv) any offset rights arising out of the defaults of any prior landlord under this Lease. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.

     25.  Estoppel Certificate and Financial Statement.
          --------------------------------------------

          (a) Landlord and Tenant agree, at any time, and from time to time, within twenty (20) days after written request of the other, to execute, acknowledge and deliver a statement in writing to the requesting party and/or its designee certifying that: (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified), (ii) the dates to which Base Rent, Additional Rent and other charges have been paid, (iii) whether or not, to its actual knowledge, there exists any failure by the requesting party to perform any term, covenant or condition contained in this Lease, and, if so, specifying each such failure,
(iv) (if such be the case) Tenant has unconditionally accepted the Demised Premises and is conducting its business therein, and (v) and as to such additional matters as may be reasonably requested, it being intended that any such statement delivered pursuant hereto may be relied upon by the requesting party and by any purchaser of title to the Demised Premises or by any mortgagee or any assignee thereof or any party to any sale-leaseback of the Demised Premises, or the landlord under a ground lease affecting the Demised Premises.

          (b) If Landlord desires to finance, refinance, or sell the Building, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past 3 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

     26.  Landlord Liability.  No owner of the Demised Premises, whether or not
          ------------------
named herein, shall have liability hereunder for matters first arising after it ceases to hold title to the Demised Premises. Neither Landlord nor any officer, director, shareholder, partner or principal of Landlord, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease. In the event Landlord is in breach or default with respect to Landlord's obligations or otherwise under this Lease, Tenant shall look solely to the equity of Landlord in the Building and to any net rental income not applied to operating expenses or debt service for the Demised Premises, any net proceeds of sale (after paying off any Mortgage), and any insurance proceeds not applied to restoration of the Building or the Demised Premises for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord's equity interest in the Building or such net rental income, net proceeds of sale or unapplied insurance proceeds.

     27.  Notices.  Any notice required or permitted to be given or served by
          -------
either party to this Lease shall be in writing and shall be deemed given (i) when personally delivered, (ii) three (3) days after being deposited with the United States Postal Service, postage prepaid, by registered or certified mail, return receipt requested, or (iii) one (1) day after being deposited with a licensed overnight delivery service providing proof of delivery, properly addressed to the address set forth in Section 1(m) (as the same may be changed by giving written notice of the aforesaid in accordance with this Section 27). If any notice mailed is properly addressed with appropriate postage but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing.

     28.  Brokers. Landlord and Tenant each represents and warrants to the other
          -------
that, except for those parties set forth in Section 1(o) (the "Brokers"), neither Landlord nor Tenant has engaged or had any conversations or negotiations with any broker, finder or other third party concerning the leasing of the Demised Premises to Tenant who would be entitled to any commission or fee based on the execution of this Lease. Landlord and Tenant hereby further represent and warrant to each other that neither Landlord nor Tenant, as the case may be, is receiving or is entitled to receive any rebate, payment or other remuneration, either directly or indirectly, from the Brokers, and that neither Landlord nor Tenant (as the case may be) is otherwise sharing in or entitled to share in any commission or fee paid to the Brokers by Landlord or any other party in connection with the execution of this Lease, either directly or indirectly. Landlord and Tenant hereby indemnify each other against and from any claims for any brokerage commissions (except those payable to the Brokers, all of which are payable by Landlord pursuant to a separate agreement) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses actually incurred, for any breach of the foregoing. The foregoing indemnification shall survive the termination of this Lease for any reason.

     29.  Assignment and Subleasing.
          -------------------------

          (a) Tenant may not assign, mortgage, pledge, encumber or otherwise transfer this Lease, or any interest hereunder, or sublet the Demised Premises, in whole or in part, without on each occasion first obtaining the prior express written consent of Landlord, which consent Landlord shall not unreasonably withhold. Any change in control of Tenant resulting from a merger, consolidation, stock transfer or asset sale shall be considered an assignment or transfer which requires Landlord's prior written consent. For purposes of this
Section 29, by way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent if Landlord reasonably determines (i) that the prospective assignee or subtenant is not of a financial strength similar to Tenant as of the Lease Date, (ii) that the prospective assignee or subtenant has a poor business reputation, (iii) that the proposed use of the Demised Premises by such prospective assignee or subtenant (including, without limitation, a use involving the use or handling of Hazardous Substances) will negatively affect the value or marketability of the Building or the Project or (iv) that the prospective assignee or subtenant is a bona-fide third-party prospective tenant.

          (b) If Tenant desires to assign this Lease or sublet the Demised Premises or any part thereof, and such transfer requires Landlord's consent hereunder, Tenant shall give Landlord written notice no later than thirty (30) days in advance of the proposed effective date of any proposed assignment or sublease, specifying (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space within the Demised Premises proposed to be subleased, (iii) the proposed effective date and duration of the assignment or subletting and (iv) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease. Landlord shall have a period of twenty (20) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) to permit Tenant to assign or sublet such space; provided,
                                                                       --------
however, that, if the rent rate agreed upon between Tenant and its proposed
-------
subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Demised Premises, or if any consideration shall be promised to or received by Tenant that is attributable to such proposed assignment or sublease (in addition to rent), then one half (1/2) of such excess rent and other consideration (after payment of brokerage commissions, advertising expenses, improvement allowances, attorneys' fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord) shall be considered Additional Rent owed by Tenant to Landlord, and shall be paid by Tenant to Landlord, in the case of excess rent, in the same manner that Tenant pays Base Rent and, in the case of any other consideration, within ten (10) business days after receipt thereof by Tenant; or (ii) to refuse, in Landlord's reasonable discretion (taking into account all relevant factors including, without limitation, the factors set forth in the Section 29(a) above), to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Demised Premises. If Landlord should fail to notify Tenant in writing of such election within the aforesaid twenty (20) day period, Landlord shall be deemed to have elected option (ii) above. Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs incurred by Landlord in connection with any requested assignment or subletting (not to exceed $1,500 per request), and such payments shall not be deducted from the Additional Rent owed to Landlord pursuant to subsection (ii) above. Tenant shall deliver to Landlord copies of all documents effectuating any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require such assignee to assume performance of all terms of this Lease on Tenant's part to be performed.

          (c) No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer. Permitted subtenants or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without, however, relieving Tenant of any of its liability hereunder. No such assignment, subletting, occupancy or collection shall be deemed the acceptance of the assignee, tenant or occupant, as Tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord's consent to any subsequent assignment or sublease.

     30.  Termination or Expiration.
          -------------------------

          (a) No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

          (b) At the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Demised Premises and all improvements, alterations and additions thereto, and keys therefor to Landlord, clean and neat, and in the same condition as at the Lease Commencement Date, excepting normal wear and tear, condemnation and casualty.

          (c) If Tenant remains in possession of the Demised Premises after expiration of the Term, with or without Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a tenant-at-sufferance at the greater of (i) one hundred fifty percent (150%) of the then current fair market base rental value of the Demised Premises or (ii) one hundred fifty percent (150%) of the Base Rent in effect at the end of the Term. Tenant shall also continue to pay all other Additional Rent due hereunder, and there shall be no renewal of this Lease by operation of law. In addition to the foregoing, Tenant shall be liable for all damages incurred by Landlord as a result of such holdover; provided, however, that Tenant shall not be liable for consequential damages incurred by Landlord unless Tenant remains in possession of the Demised Premises for more than thirty (30) days after expiration of the Term. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Demised Premises shall reinstate, continue or extend the Term or Tenant's right of possession.

     31.  Intentionally Omitted

     32.  Late Payments. In the event any installment of rent, inclusive of Base
          -------------
Rent, or Additional Rent or other sums due hereunder, if any, is not paid (i) within five (5) days after Tenant's receipt of written notice of such failure to pay on the first occasion during any twelve (12) month period, or (ii) as and when due with respect to any subsequent late payments in any twelve (12) month period, Tenant shall pay an administrative fee (the "Administrative Fee") equal to five percent (5%) of such past due amount, plus interest on the amount past due at the lesser of (i) the maximum interest rate allowed by law or (ii) a rate of fifteen percent (15%) per annum (the "Interest Rate") to defray the additional expenses incurred by Landlord in processing such payment. The Administrative Fee is in addition to, and not in lieu of, any of the Landlord's remedies hereunder.

     33.  Rules and Regulations.  Tenant agrees to abide by the rules and
          ---------------------
regulations set forth on Exhibit D attached hereto, as well as other rules and
                         ---------
regulations reasonably promulgated and delivered to Tenant by Landlord from time to time, so long as such rules and regulations are uniformly enforced against all tenants of Landlord in the Building.

     34.  Quiet Enjoyment.  So long as Tenant has not committed an Event of
          ---------------
Default hereunder, Landlord agrees that Tenant shall have the right to quietly use and enjoy the Demised Premises for the Term.

     35.  Miscellaneous.
          -------------

          (a) The parties hereto hereby covenant and agree that except to the extent otherwise expressly provided herein, Landlord shall receive the Base Rent, Additional Rent and all other sums payable by Tenant hereinabove provided as net income from the Demised Premises, without any abatement (except as set forth in Section 20 and Section 21), reduction, set-off, counterclaim, defense or deduction whatsoever.

          (b) If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and that in lieu of such illegal, invalid or unenforceable clause or provision there shall be substituted a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

          (c) All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law.

          (d)  TIME IS OF THE ESSENCE OF THIS LEASE.

          (e) No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's or Tenant's rights to demand exact compliance with the terms hereof.

          (f) This Lease contains the entire agreement of the parties hereto as to the subject matter of this Lease and no prior representations, inducements, letters of intent, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. Any future amendment to this Lease must be in writing and signed by the parties hereto.
The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter gender and the singular and plural number.

          (g) This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

          (h) Landlord and Tenant agree to execute, upon request of the other, a short form memorandum of this Lease in recordable form and the requesting party shall pay the costs and charges for the recording of such short form memorandum of lease. Under no circumstances shall Tenant have the right to record this Lease (other than a short form memorandum of Lease, as reasonably approved by Landlord), and should Tenant do so, Tenant shall be in default hereunder.

          (i) The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

          (j) This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

          (k) This Lease shall be interpreted under the laws of the State where the Demised Premises are located.

          (l) The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party. No inference shall be made from any item which has been stricken from this Lease other than the deletion of such item.

     36.  Special Stipulations.  The Special Stipulations, if any, attached
          --------------------
hereto as Exhibit C, are incorporated herein and made a part hereof, and to the
          ---------
extent of any conflict between the foregoing provisions and the Special Stipulations, the Special Stipulations shall govern and control.

     37.  Lease Date.  For purposes of this Lease, the term "Lease Date" shall
          ----------
mean the later date upon which this Lease is signed by Landlord and Tenant.

     38.  Authority.  If Tenant is not a natural person, Tenant shall cause its
          ---------
corporate secretary or general partner, as applicable, to execute the certificate attached hereto as Exhibit E. Tenant is authorized by all required
                               ----------
corporate or partnership action to enter into this Lease and the individual(s) signing this Lease on behalf of Tenant are each authorized to bind Tenant to its terms.

     39.  No Offer Until Executed.  The submission of this Lease to Tenant for
          -----------------------
examination or consideration does not constitute an offer to lease the Demised Premises and this Lease shall become effective, if at all, only upon the execution and delivery thereof by Landlord and Tenant.

           [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year first above written.


                                      LANDLORD:
Date: August 31, 2000
                                      INDUSTRIAL DEVELOPMENTS INTERNATIONAL
                                      (TENNESSEE), L.P., a Georgia limited
                                      partnership

                                      By: IDI (Tennessee), Inc., a Georgia
                                          corporation, its sole general partner


                                          By: /s/ Timothy J. Gunter
                                              Name: Timothy J. Gunter
                                              Title:  Secretary


                                          Attest: /s/ G. Bryan Blasingame, Jr.
                                              Name: G. Bryan Blasingame, Jr.
                                              Title: Assistant Secretary

                                                          [CORPORATE SEAL]

                                      TENANT:

Date: August 23, 2000                 SALESLINK CORPORATION, a Delaware
                                      corporation

                                      By: /s/ Richard F. Torre
                                          Name: Richard F. Torre
                                          Title: CEO


                                          Attest: /s/ B.C. Boothby, Jr.
                                              Name: B.C. Boothby, Jr.
                                              Title: COO

                                                          [CORPORATE SEAL]

                                  ATTESTATION


Landlord - Partnership:
----------------------


STATE OF GEORGIA_

COUNTY OF FULTON_


     BEFORE ME, a Notary Public in and for said County, personally appeared Timothy J. Gunter and G. Bryan Blasingame, Jr., known to me to be the person(s) who, as Secretary and Assistant Secretary, respectively, of IDI (Tennessee), Inc., the corporation which executed the foregoing instrument in its capacity as general partner of Landlord, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation, in its capacity as general partner of Landlord, that the same is their free act and deed and they were duly authorized thereunto by the corporation and the partnership.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this 31st day of August, 2000.


                              /s/ Suzanne Hoover
                              Notary Public

                              My Commission Expires: May 28, 2002


Tenant - Corporation:
--------------------


STATE OF MASSACHUSETTS_

COUNTY OF ESSEX_


     BEFORE ME, a Notary Public in and for said County, personally appeared Richard F. Torre and B.C. Boothby, Jr., known to me to be the person(s) who, as CEO and COO, respectively, of SalesLink Corporation, the corporation which executed the foregoing instrument in its capacity as Tenant, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation as officers of said corporation, that the same is their free act and deed as such officers, respectively, and they were duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the corporate seal of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this 23/rd/ day of August, 2000.


                              /s/ Nathaniel Gaede
                              Notary Public

                              My Commission Expires: March 24, 2006

                                   EXHIBIT A

                               Demised Premises

                         [diagram of demised premises]

                                   EXHIBIT B

                     Preliminary Plans and Specifications

FACILITY SPECIFICATIONS

GENERAL

Project:                      Chickasaw Distribution Center

Building Site Size:           +37.42 Acres
                              -

Building Address:             6100 Holmes Road
                              Suite 101
                              Memphis, Tennessee 38141

BASE BUILDING SPECIFICATIONS

Building Area:                829,464 SF

Premises Components:          Office:  15,000 SF
                              Warehouse: 399,504 SF
                                         ----------
                              TOTAL  414,504 SF

Premises Configuration:       855' X 520'

Building - Roofing:           EPDM single ply with minimum thickness 45 mils,
                              black, mechanically fastened roof, insulated to R-
                              19 with a ten year warranty. Roof has white deck and skylights.

Building - Exterior Walls:    Painted concrete tilt wall with architectural
                              reveals. Paint is a 2 coat system; no additional sealer is included.

Building - Floor Slab:        6 inch unreinforced concrete slab on soil cemented
                              grade, 4,000 PSI with a urethane floor sealer (2 coat system). Minimum specifications are Ff50, in pallet rack areas, Ff 35 elsewhere. Area within 50' of docks to have a premixed mineral hardener.

WAREHOUSE SPECIFICATIONS

Column Spacing:               57' x 42' typical, 57' x 50' loading bays

Minimum Clear Height:         32' minimum

Fire Sprinkler:               Fire sprinkler system in the warehouse area is an
                              ESFR system. The park has a dual booster pump system (an electric pump and a back up diesel pump) and has two separate water sources providing redundancy in both water supply and pressure.
                              Office areas to contain fire sprinkler per local code. Fire extinguishers, hose stations, and fire sprinkler-monitoring system per local codes.

Warehouse Lighting:           400-watt metal halide fixtures with shields spaced
                              to provide 40 FC measured 3'0" A.F.F. All area is open except approximately 91,000 sf of racked area with aisles 6'0" wide. Emergency lighting provided.

Demising Wall:                  One-hour fire-rated wall constructed of gypsum
                                board on metal studs. Wall is insulated to R-11.

Electrical Service:             277/480 volt, three phase, four wire, sufficient
                                amperage provided for building improvements plus an additional 1,500 amps available for Tenant's equipment. Two hookups provided for compactors.

Battery Charging Area:          Ventilation and eyewash station provided in
                                battery charger area.

Warehouse Heating,
Ventilating and Air Conditioning:  Warehouse to be heated to approximately 55 degrees F above outside ambient temperature and cooled to approximately 15 degrees F below outside ambient temperature.

An allowance of $30,000 is included for an Energy Management System and for a Public Address System.

Smoke Evacuation System:        Smoke evacuation system is included to satisfy
                                local code requirements.

Water Fountains:                Four (4) water fountains provided at locations
                                agreed upon by Landlord and Tenant.

TRUCK DOCKING

Dock High Doors:                Thirty-two (32) dock high (48") loading doors
                                (9'x10') with vision panels. Doors are manually operated.

Grade Level Doors:              One (1) grade level door (14'x16'), manually
                                operated.

Dock Equipment:                 Thirty-two (32) doors to have mechanical pit
                                levelers (30,000 lb.), dock lights, dock seals, abuse panels, bumpers, track guards and wheel chocks fastened to face of building.

Truck Courts:                   130' total (50' concrete apron, 80' heavy-duty
                                asphalt).

Entrance Gate:                  One (1) swinging arm gate (12' minimum width)
                                provided for the truck court entrance.

OFFICE IMPROVEMENTS

Office Entrance:                Insulated tinted glass in an aluminum
                                storefront.

Office Improvement Allowance:   Landlord will provide an allowance of $600,000
                                for office improvements including restrooms and breakrooms. Unused portion will be credited against rent or returned as a check.

MISCELLANEOUS

Automobile Parking:             Approximately 300 spaces provided. Handicapped
                                spaces per local code. Paving for automobile parking is light duty asphalt (2" asphalt on 6" soil cement).

Signage: Tenant may install building and/or ground mounted signage, subject to Landlord approval of design and location.

Exterior Lighting:       Truck court lighting to be provided to 1.5 FC average
                         by pole and building mounted fixtures. Car parking area lighting to be provided to 3.0 FC average by pole and building mounted fixtures.

Landscaping:             Class A landscaping including automatic irrigation
                         system.

Exit Doors:              Steel insulated doors with hollow metal frames provided
                         per local code.

                                   EXHIBIT C

                             Special Stipulations

     The Special Stipulations set forth herein are hereby incorporated into the body of the lease to which these Special Stipulations are attached (the "Lease"), and to the extent of any conflict between these Special Stipulations and the preceding language, these Special Stipulations shall govern and control.


1.   Early Termination and Termination Payment.  Provided that no Event of
     -----------------------------------------
Default has occurred and is then continuing and no facts or circumstances exist, either at the time of Tenant's notice to Landlord or on the date such termination would otherwise be effective, which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, Tenant shall have the right to terminate this Lease effective on the date which is the last day of the sixtieth (60th) full calendar month of the Term. In order to exercise such termination right, Tenant shall notify Landlord of such exercise in writing at least one hundred eighty (180) days prior to the effective date of such termination, and together with such notice Tenant shall deliver to Landlord an amount equal to $1,325,000 as an agreed-upon termination fee. In the event Tenant fails to notify Landlord by such notice deadline, then provided that no Event of Default has occurred and is then continuing and no facts or circumstances exist, either at the time of Tenant's notice to Landlord or on the date such termination would otherwise be effective, which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, Tenant shall again have the right to terminate this Lease effective on the date which is the last day of the eighty-forth (84th) full calendar month of the Term. In order to exercise such termination right, Tenant shall notify Landlord of such exercise in writing at least one hundred eighty (180) days prior to the effective date of such termination, and together with such notice Tenant shall deliver to Landlord an amount equal to $1,000,000 as an agreed-upon termination fee. In the event Tenant fails to notify Landlord by such notice deadline, Tenant shall be deemed to have waived Tenant's termination right for the remainder of the Term and any extensions thereof.

2.   Option to Extend Term.
     ---------------------

     (a) Landlord hereby grants to Tenant two (2) consecutive options to extend the Term for a period of five (5) years each, each such option to be exercised by Tenant giving written notice of its exercise to Landlord in the manner provided in this Lease at least one hundred eighty (180) days prior to (but not more than two hundred ten (210) days prior to) the expiration of the Term, as it may have been previously extended. No extension option may be exercised by Tenant if an Event of Default has occurred and is then continuing or any facts or circumstances then exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default either at the time of exercise of the option or at the time the applicable Term would otherwise have expired if the applicable option had not been exercised.

     (b) If Tenant exercises its option[s] to extend the Term, Landlord shall, within thirty (30) days after the receipt of Tenant's notice of exercise, notify Tenant in writing of Landlord's reasonable determination of the Base Rent for the Demised Premises for the extended Term, which amount shall be determined using a per square foot rental rate not less than the rental rate used to determine the Base Rent in effect immediately prior to the effective date of the extension term, taking into account all relevant factors for space of this type in the southeast Memphis, Tennessee area for such five (5) year period. Tenant shall have thirty (30) days from its receipt of Landlord's notice to notify Landlord in writing that Tenant does not agree with Landlord's determination of the Base Rent, in which case Landlord and Tenant shall, for a period of ten (10) business days following Landlord's receipt of Tenant's notice, negotiate in good faith to establish the amount of the Base Rent for the Demised Premises for the extended Term. If Landlord and Tenant fail to agree on such amount within said 10-day period, Tenant shall be deemed to have elected to retract its option to extend the Term, in which case the Term, as it may have been previously extended, shall expire on its scheduled expiration date and Tenant's option to extend the

Term shall be void and of no further force and effect. If Tenant does not notify Landlord of such disagreement within thirty (30) days of its receipt of Landlord's notice, Base Rent for the Demised Premises for the applicable extended term shall be the Base Rent set forth in Landlord's notice to Tenant.

     (c) Except for the Base Rent, which shall be determined as set forth in subparagraph (b) above, leasing of the Demised Premises by Tenant for the applicable extended term shall be subject to all of the same terms and conditions set forth in this Lease, including Tenant's obligation to pay Tenant's share of Operating Expenses as provided in this Lease; provided, however, that any improvement allowances, termination rights, rent abatements or other concessions applicable to the Demised Premises during the initial Term shall not be applicable during any such extended term, nor shall Tenant have any additional extension options unless expressly provided for in this Lease. Landlord and Tenant shall enter into an amendment to this Lease to evidence Tenant's exercise of its renewal option. If this Lease is guaranteed, it shall be a condition of Landlord's granting the renewal that Tenant deliver to Landlord a reaffirmation of the guaranty in which the guarantor acknowledges Tenant's exercise of its renewal option and reaffirms that the guaranty is in full force and effect and applies to said renewal.

     (d) Following the commencement of the first extended term, if applicable, and upon written request from Tenant to Landlord, Landlord shall reduce the Security Deposit (by delivering to Tenant a check in the appropriate amount if the Security Deposit is in the form of cash, or by notifying the issuer of the Letter of Credit to reduce the balance of the Letter of Credit if the Security Deposit is in the form of the Letter Credit) to $114,334.00, provided that: (i) the Letter of Credit, if applicable, is in full force and effect (e.g. it has not expired or been converted to cash), (ii) Tenant is not then in default of this Lease and no event has occurred that with the passage of time or giving of notice would constitute a default of Tenant hereunder (provided, however, that if Tenant cures such default within the applicable cure period provided under this Lease, Tenant shall have the right to renew its request to reduce the Security Deposit pursuant to this subsection (d)), (iii) Tenant's net worth as of the date of such request by Tenant is not less than $20,000,000.00, and (iv) Tenant earned a cumulative positive net income for the four quarters immediately preceding such request (Tenant hereby agreeing to provide Landlord with such evidence as Landlord may reasonably require to determine Tenant's net worth and recent net income as of the date of such request by Tenant, which evidence may consist of (x) audited financial statements, or (y) if no audited financial statements are then available, unaudited financial statements certified by an officer of Tenant to be true and correct)).

3.   Tenant Construction Allowance.
     ------------------------------

     (a) Notwithstanding the provisions of Section 17 of this Lease, Landlord shall be responsible for the cost of the construction of the office space (the "Office Space") only up to an amount equal to $600,000.00 (the "Office Allowance"), and for the cost of the construction of the energy management system in the warehouse portion of the Demised Premises (the "Energy System") and the public address system (the "PA System; the Office Space, the Energy System and the PA System being referred to herein as the "Allowance Improvements") only up to an amount equal to $30,000.00 (the "Warehouse Allowance"; the Office Allowance and the Warehouse Allowance being referred to hereinafter as the "Tenant Allowance"). Upon Substantial Completion, Landlord shall deliver to Tenant a bill (together with reasonable back-up documentation) for all amounts in excess of the Tenant Allowance. Tenant agrees to pay such bill in full to Landlord within thirty (30) calendar days following receipt of such bill. In the event that the Tenant Allowance exceeds the actual cost to construct the Allowance Improvements, Landlord shall, at Landlord's option (a) pay Tenant, within sixty (60) days following the Lease Commencement Date, an amount equal to the difference between the Tenant Allowance and the actual cost of the Allowance Improvements (said difference being referred to herein as the "Savings"), or (b) provide Tenant with a credit against Base Rent (but not Additional Rent) in the amount of the Savings.

     (b) For purposes of this Special Stipulation, the cost of the construction of the office space, the energy management system and the public address system shall be deemed to include, but not be limited to, the cost of the plans and specifications therefor and all permits applicable thereto.

4.   PILOT Lease.
     -----------

     (a) Tenant shall have the right to attempt to reduce the real estate taxes and other impositions for the Demised Premises by participating in the Payment In Lieu Of Taxes ("PILOT Program") available through the City of Memphis and Shelby County, Tennessee and the Industrial Development Board of the City of Memphis and County of Shelby, Tennessee (the "IDB"). Tenant shall be responsible for preparing and filing the application for such PILOT Program and paying all fees in connection therewith. Landlord will cooperate with Tenant in its attempt to participate in the PILOT Program but Landlord shall not be obligated to incur any out-of-pocket expenses in connection with such cooperation. Tenant shall promptly reimburse to Landlord any and all of Landlord's expenses related to the PILOT Program, including, but not limited to, attorneys' fees and the cost of the Leasehold Policy (as defined below). Tenant agrees to prepare and file such application and pursue participation of the Demised Premises in the PILOT Program in a manner reasonably acceptable to Landlord so as to minimize to the greatest extent reasonably possible any adverse affect on Landlord's ability to sell, finance or market the Demised Premises. If either the City of Memphis or Shelby County, Tennessee or the IDB elects not to include the Demised Premises in the PILOT Program, if Tenant is unable to qualify the Demised Premises for participation in the PILOT Program, or if the Demised Premises are included in the PILOT Program and thereafter removed therefrom at any point during the Term other than solely as a result of a default by Landlord under the PILOT Lease (as hereinafter defined), Tenant shall be and remain fully obligated to pay the real estate taxes and other impositions as described in Section 6 (whether applied or increased retroactively as a result of a removal of the Demised Premises from the PILOT Program other than as a result of a default by Landlord under the PILOT Lease or otherwise, and including, without limitation, Tenant's share of any recapture payments under the PILOT Lease, if any) without any change or reduction in such obligations and Tenant's obligations under this Lease shall not be affected in any way whatsoever. In the event that Tenant is successful in making the Demised Premises part of the PILOT Program, (i) Landlord shall pass through to Tenant all reductions or abatements applicable to the Demised Premises and (ii) Landlord and Tenant agree and acknowledge that:

          (A) Participation in the PILOT Program requires Landlord to convey title to the Building to the IDB with a leaseback of the Building to Landlord (the "PILOT Lease") and thus, this Lease shall automatically become a sublease for the term of the PILOT Lease and subject to the terms and conditions of the PILOT Lease. Notwithstanding, but without limiting, the foregoing, Landlord and Tenant shall, upon the request of the other, execute any and all documents reasonably necessary to confirm the status of this Lease as a sublease of the PILOT Lease, and that this Lease shall survive and become a prime lease if the Term shall extend beyond the term of the PILOT Lease.

          (B) Tenant shall review and approve the PILOT Lease and shall comply with all terms and conditions thereof, to the extent applicable to the Demised Premises. Tenant shall have no responsibility for compliance with respect to any portion(s) of the Building covered by the PILOT Lease, other than the Demised Premises. Tenant acknowledges that Additional Rent under this Lease to be paid by Tenant shall include any payments Landlord is required to make under the PILOT Lease to the extent applicable to the Demised Premises. Tenant shall indemnify Landlord from and against all claims, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and court costs, and any recapture payments, which Landlord may suffer as a result of a default under the PILOT Lease caused by the acts or omissions of Tenant. This subsection (B) shall survive the expiration or any earlier termination of this Lease.

          (C) The documents necessary to implement the PILOT Program must be in a form and substance acceptable to Landlord and Tenant in their respective sole and absolute discretion. The PILOT Lease must contain an option in favor of Landlord to purchase the Building and the land on which the Building and the Building Common Area are constructed for One Dollar (or such greater amount acceptable to Landlord, which shall be paid by Tenant) (the "Option") and Landlord shall receive a leasehold title insurance policy (the "Leasehold Policy"), the cost of which shall be paid by Tenant, insuring Landlord's interest as tenant under the PILOT Lease and the Option. Tenant shall have its counsel obtain the Leasehold Policy.

          (D) Landlord acknowledges that as of the Lease Date, Endar Corporation ("Endar") leases from Landlord the remainder of the space within the Building (the "Endar Space"), and that Endar is attempting to have the IDB include the Endar Space under the PILOT Program. Notwithstanding anything to the contrary set forth in subsection (C) above, in the event that Endar succeeds in making the Endar Space a part of the PILOT Program before the Demised Premises is made a part of the PILOT Program, Tenant acknowledges that Endar will have theretofore obtained the Leasehold Policy, and Tenant agrees that in addition to obtaining any endorsements to the Leasehold Policy required by Landlord in connection with making the Demised Premises a part of the PILOT Program, Tenant shall be required to pay directly to Endar an amount equal to the difference between (i) one-half (1/2) of the cost of the title insurance premium paid by Endar to obtain the Leasehold Policy, and (ii) the cost to Tenant to obtain such endorsements to the Leasehold Policy required by Landlord.

          (b) Notwithstanding anything to the contrary contained herein, provided that this Lease is in full force and effect and Tenant is not in default under this Lease (and has not caused a default under the PILOT Lease), Landlord hereby agrees that Landlord shall (i) comply in all material respect with all obligations of the "Lessee" under the PILOT Lease in order to preserve unto Tenant all of the benefits of the PILOT Program awarded to Tenant, (ii) reasonably cooperate with Tenant in ensuring Tenant's receipt of any notices of default under the PILOT Lease issued by the IDB, and an opportunity to cure any such defaults, and (iii) not exercise any option under the PILOT Lease in favor of Landlord to purchase the Building prior to the expiration or earlier termination of the PILOT period approved for Tenant by the IDB, without Tenant's prior written consent, which consent may be granted or withheld in Tenant's sole and absolute discretion.

          (c) Except as set forth in subsection (a) above, Tenant shall not be required to incur any expenses in connection with any attempt by any other tenant in the Building to make any portion of the Building (other than the Demised Premises) a part of the PILOT Program; provided, however, that Tenant agrees to reasonably cooperate in any such other tenant's efforts to make such portion of the Building a part of the PILOT Program.

5.   Measurement of the Demised Premises.  Within thirty (30) calendar days
     -----------------------------------
after Substantial Completion of the Demised Premises, either party may have the Demised Premises and Building measured by an architect using accepted BOMA Standards, based on a "drip-line" measurement from the outside of the exterior walls of the Building and the Demised Premises and to the middle of any demising wall of the Demised Premises. The architect is subject to the other party's prior approval. The square footage so certified by such architect shall conclusively determine the Building Square Footage and the Demised Premises Square Footage for all purposes under this Lease, including, without limitation, calculation of Annual Base Rent and Monthly Base Rent Installments. If the Building Square Footage and the Demised Premises Square Footage differ from the amounts set forth in Sections 1(b) and 1(c) above, the Annual Base Rent and Monthly Base Rent Installments shall be adjusted on the basis of the square footage of the Building and the Demised Premises so certified by such architect, using the rental rates per square foot used to determine the Annual Base Rent set forth in Section 1(d) above. In addition, Tenant's Operating Expense Percentage in Section 1(j) shall be adjusted as necessary. If neither party elects to have the Demised Premises and Building measured in accordance with this Section 2, then the square footage of the Demised Premises and Building shall be deemed to be as set forth in Sections 1(b) and 1(c) above.

6.   Inspection Rights.
     -----------------

          (a) Landlord's books and records pertaining to the calculation of Operating Expenses for any calendar year within the Term may be inspected by Tenant (or by an independent certified accountant) at Tenant's expense, at any reasonable time within three (3) months after Tenant's receipt of Landlord's statement for Operating Expenses; provided that Tenant shall give Landlord not less than fifteen (15) days' prior written notice of any such inspection. If Landlord and Tenant agree that Landlord's calculation of Tenant's share of Operating Expenses for the inspected calendar year was incorrect, the parties shall enter into a written agreement confirming such error and then, and only then, Tenant shall be entitled to a credit against future Base Rent for said overpayment (or a refund of any overpayment if the Term has expired) or Tenant shall pay to Landlord the amount of any underpayment, as the case may be. If Tenant's inspection proves that Landlord's calculation of Tenant's share of Operating Expenses for the inspected calendar year resulted in an overpayment by more than fifteen percent (15%) of Tenant's share, Landlord shall also pay the reasonable fees and expenses of Tenant's independent professionals, if any, conducting said inspection.

          (b) All of the information obtained through Tenant's inspection with respect to financial matters (including, without limitation, costs, expenses, income) and any other matters pertaining to Landlord, the Demised Premises, the Building and/or the Project as well as any compromise, settlement, or adjustment reached between Landlord and Tenant relative to the results of the inspection shall be held in strict confidence by Tenant and its officers, agents, and employees; and Tenant shall cause its independent professionals and any of its officers, agents or employees to be similarly bound. The obligations within this subsection (b) shall survive the expiration or earlier termination of the Lease.

7.   Contesting of Taxes.  If Landlord does not elect to contest real estate
     -------------------
taxes applicable to the Building and the Building Common Area for a particular tax period during the Term, Tenant may request that Landlord contest such taxes by written notice to Landlord given, if at all, within sixty (60) days following Tenant's receipt of the statement required to be delivered by Landlord pursuant to Section 6(a) of the Lease covering the tax period in question. Landlord may then elect either to contest such taxes or to allow Tenant to so contest such taxes subject to Landlord's reasonable approval of the firm or individual hired to conduct such contest. In either case, Tenant shall be responsible for all costs of contesting such taxes to the extent that said costs exceed the savings realized by such contest. Any tax refund received by Landlord shall be applied first to the costs incurred by Tenant in connection with such contest, and any resulting savings over and above the costs incurred by Tenant in connection with such contest shall be distributed on a prorata basis between the parties (Landlord, Tenant and/or the other tenants of the Building, as the case may be) who contributed toward payment of the applicable tax bill.

8.   Building Compliance with Laws.  Landlord represents and warrants to Tenant
     -----------------------------
that, to Landlord's actual knowledge, the design and construction of the Building materially complies with all applicable federal, state, county and municipal laws, ordinances and codes in effect as of the Lease Date, excepting therefrom any requirements related to Tenant's specific use of the Demised Premises.

9.   Landlord Insurance.
     ------------------

          (a) Landlord shall maintain at all times during the Term of this Lease, with such deductible as Landlord in its sole judgment determines advisable, insurance on the "All-Risk" or equivalent form on a Replacement Cost Basis against loss or damage to the Building. Such insurance shall be in the amount of 80% of the replacement value of the Building (excluding all fixtures and property required to be insured by Tenant under this Lease).

          (b) Landlord shall maintain at all times during the Term commercial liability insurance with limits at least equal to the amount as Tenant is required to maintain pursuant to Section 8(a)(i) of this Lease.

10.  Assignment and Subleasing. Notwithstanding the provisions of Section 29 of
     -------------------------
this Lease, Tenant shall have the right to assign or sublet this Lease to (a) a successor corporation that acquired substantially all of Tenant's assets, (b) any entity owning a majority of the outstanding stock of Tenant, (c) any entity under common ownership or control with Tenant, or (d) any entity owned by Tenant, without the prior consent of Landlord, provided that Tenant shall give Landlord prior written notice of such assignment or subletting (or promptly following such assignment or subletting if Tenant is bound by written agreement not to disclose such proposed assignment or subletting until such time as the assignment or subletting has occurred), together with reasonable evidence of the net worth of such successor. If requested by Tenant, Landlord shall use reasonable efforts not to disclose such assignment or subletting to any third parties prior to the effective date of such assignment or subletting. Nothing in this Lease shall be deemed to prohibit, or require Landlord's consent to, the offering or transfer of stock publicly over a recognized securities exchange or over-the-counter market.

11.  Operating Expenses.  Notwithstanding the provisions of Section 6 of this
     ------------------
Lease, Operating Expenses shall not include:

          (a) Any payments of whatsoever kind due under the terms of any mortgage, ground lease or other underlying lease;

          (b) Capital expenses of any kind whatsoever except as expressly permitted in the Lease;

          (c) Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital improvement (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services);

          (d) The cost of any items to the extent Landlord receives reimbursement or is otherwise compensated therefor, such as through insurance proceeds, warranties and condemnation awards;

          (e) Depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required; the item shall be amortized over its reasonably anticipated useful life;

          (f) Advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants' signs;

          (g) Marketing costs including leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with the lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

          (h) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for other tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

          (i) Expenses in connection with maintenance or other services or benefits that are not offered to Tenant or for which Tenant or any other tenant is charged directly;

          (j) Costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Building;

          (k) Management fees paid or charged by Landlord in connection with the management of the Building to the extent such management fees are in excess of the management fees which are normally and customarily charged by landlords of comparable buildings in the vicinity of the Building;

          (l) Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

          (m) Landlord's general corporate overhead and general and administrative expenses;

          (n) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

          (o) The cost of overtime or other expense to Landlord in curing its defaults;

          (p) Costs arising from Landlord's charitable or political contributions;

          (q)  Costs of sculpture, paintings or other objects of art;

          (r) Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building management, or outside fees paid in connection with disputes with other tenants;

          (s) Costs (including in connection therewith all attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to the Landlord and/or the Building and/or the Project;

          (t) Income or excess profits or taxes assessed against Landlord, or any corporation, or capital stock taxes imposed upon Landlord; and

          (u) Without limiting the management fee permitted in subsection (k) above, costs for any item or service in excess of the actual costs incurred by Landlord in connection with such item or service.

12.  Tenant's Early Occupancy.  Provided that Tenant obtains Landlord's prior
     ------------------------
written approval, such approval not to be unreasonably withheld, and if and to the extent permitted by applicable laws, rules and ordinances, Tenant may enter the Demised Premises (or portion thereof that is the subject of Landlord's prior written approval) prior to the Lease Commencement Date in order to make tenant improvements and otherwise prepare the Demised Premises for occupancy, provided that during said period: (i) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay Base Rent, (ii) Tenant shall not interfere with Landlord's completion of the Building and the Demised Premises and (iii) Tenant shall not begin operation of its business.

13.  Installation of Satellite Dish.   Tenant shall have the right to install
     ------------------------------
one (1) satellite dish (the "Dish") on the roof of the Building at a location mutually agreeable to Landlord and Tenant, subject to the following:

          (a) The installation, maintenance and removal shall be at Tenant's sole cost and expense, including, but not limited to, the reasonable costs for Landlord's roofing contractor to inspect and oversee said installation, maintenance and removal.

          (b) The installation and location shall be in compliance with all applicable governmental regulations, laws and ordinances. Prior to installation, Tenant shall provide Landlord with satisfactory evidence of compliance with law.

          (c) In no event shall the radius of the Dish be greater than six (6) feet.

          (d) The installation shall require Landlord's prior written approval of the specifications of the Dish and the installation plans, which approval shall not be unreasonably withheld or delayed. In addition, the plans for installation shall receive the prior written approval of Landlord's roofing contractor, which approval must explicitly confirm that the roof warranty shall not be affected in any way by said installation and maintenance.

          (e) Tenant hereby indemnifies Landlord against all costs, losses, damages, fines, attorney and contractor fees and other expenses and fees incurred by Landlord as a result of Tenant's installation, maintenance and removal of the Dish, including, but not limited to, the loss of Landlord's roof warranty as a result of Tenant's, or its agents, employees or contractors, acts or omissions. This indemnity shall survive the expiration or earlier termination of this Lease.

          (f) The installation, maintenance and removal shall be completed lien free, or, in the alternative, Tenant shall bond over any such lien.

          (g) The Dish shall be located at least eighty (80) feet from the front facade of the Building.

          (h) Tenant's access to the roof shall be provided by Landlord's property management personnel, which personnel shall have the right to accompany Tenant onto the roof.

Tenant shall have no right to install any additional telecommunication equipment on the roof of the Building without Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant acknowledges that in reviewing any Tenant request to install such additional telecommunication equipment Landlord may require that Tenant deliver to Landlord such indemnities, permits, specifications and other information as Landlord may reasonably request. In addition, Landlord's approval may be conditioned upon Tenant agreeing to share with Landlord one-half (1/2) of any licensing or similar fees that Tenant may obtain as a result of such additional telecommunication equipment being installed on the roof of the Building (less Tenant's third party out-of-pocket costs in connection therewith).

14.  Tenant's Property and Financing.  Tenant may, from time to time and without
     -------------------------------
the consent or approval of Landlord, grant security interests in Tenant's Property (as hereinafter defined) and execute and deliver security agreements, Uniform Commercial Code Financing Statements, equipment financing agreements, conditional bills of sale, leases or other title retention agreements or any modifications, extensions, replacement or amendments thereto in connection with the granting of security interests in Tenant's Property (collectively, "Equipment Financing Agreements"). Landlord agrees to execute and deliver such consents, access agreements, lien subordination agreements and other documents reasonably required by the holder or beneficiary of any Equipment Financing Agreement, provided that such consents, agreements and documents are reasonably acceptable to Landlord. Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs incurred by Landlord in connection with

Landlord's review of any such consents, agreements and documents. For purposes of this Special Stipulation 14, "Tenant's Property" shall be deemed to mean Tenant's trade fixtures, equipment and personal property. In no event shall Tenant's Property be deemed to include, and Tenant's Property shall specifically exclude, any and all Improvements, as defined in Section 8(a)(ii) of the Lease.

15.  Generator.  A back-up generator (the "Generator") may, at Tenant's option
     ---------
and expense, be located within the Demised Premises, provided that (a) the design and precise location of the Generator is reasonably satisfactory to Landlord, (b) the Generator (and the use of the Generator) is in compliance with all of the terms and conditions of this Lease, and (c) the Generator (and the use of the Generator) is in compliance with any and all applicable laws, statutes, ordinances, regulations and protective covenants.

16.  Right of First Offer to Lease.  So long as the Lease is in full force and
     -----------------------------
effect and no Event of Default has occurred and is then continuing and no facts or circumstances then exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, Landlord hereby grants to Tenant a right of first offer (the "Right of First Offer") to expand the Demised Premises to include space in the Building that directly adjoins the Demised Premises (the "Offer Space") subject to the terms and conditions set forth herein. The term "directly adjoins", as used in the preceding sentence, shall mean space which actually adjoins the Demised Premises. By way of example, the Demised Premises is to contain approximately 414,504 square feet, located at one end of the Building, leaving approximately 414,504 square feet in the remainder of the Building. A lease by Landlord of approximately 200,000 square feet at the opposite end of the Building from the Demised Premises (thereby leaving approximately 214,504 square feet of space directly adjoining the Demised Premises) would not be subject to the Right of First Offer and would not constitute Offer Space.

          (a) Tenant's then current financial condition, as revealed by its most current financial statements (which shall include quarterly and annual financial statements, including income statements, balance sheets, and cash flow statements, as required by Landlord), must demonstrate either that Tenant's net worth is at least equal to its net worth at the time the Lease was signed; or that Tenant otherwise meets financial criteria acceptable to Landlord.

          (b) The term of the Right of First Offer shall commence on the Lease Commencement Date and continue throughout the initial Term (the "First Offer Period"), unless sooner terminated pursuant to the terms hereof.

          (c) Subject to the other terms of this Right of First Offer, after any part of the Offer Space has or will "become available" (as defined herein) for leasing by Landlord, Landlord shall not, during the term of the Right of First Offer, lease to a third party that available portion of the Offer Space (the "Available Offer Space") without first offering Tenant the right to lease such Available Offer Space as set forth herein.

               (i) Space shall be deemed to "become available" when Landlord desires to lease all or a portion of the Offer Space.

               (ii) Notwithstanding subsection c(i) above, Offer Space shall not be deemed to "become available" if the space is (a) assigned or subleased by the current tenant of the space; or (b) re-let by the current tenant of the space by renewal, extension, or renegotiation (Tenant hereby acknowledging that as of the Lease Date, a tenant currently occupies all of the Offer Space) or (c) leased on a temporary basis for a period of less than twelve (12) months without any right to extend.

          (d) Consistent with subsection (c), Landlord shall not lease any such Available Offer Space to a third party unless and until Landlord has first offered the Available Offer Space to Tenant in writing (the "Offer"). The Offer shall contain (i) a description of the Available Offer Space (which description shall include the square footage amount and location of such Available Offer Space) and an attached floor plan that shows the Available Offer Space; (ii) the date on which Landlord expects the Available Offer Space to become available; (iii) the base rent for the Available Offer Space; (iv) the increase in Tenant's Operating Expense Percentage as defined in Section 1(j) of the Lease, (v) and the term for the Available Offer Space (which shall be no less than the remainder of the Term of this Lease then in effect). Upon receipt of the Offer, Tenant shall have the right, for a period of five (5) calendar days after receipt of the Offer, to exercise the Right of First Offer by giving Landlord written notice that Tenant desires to lease the Available Offer Space at the base rent and upon the special terms and conditions as are contained in the Offer. If the term of the Available Offer Space expires after the Term of the Lease, the Term of the Lease shall be extended to be coterminous with the term of the Available Offer Space and the Annual Base Rent per square foot for the existing Demised Premises during said extension shall be based upon the greater of (i) the base rent per square foot for the Available Offer Space or (ii) the Annual Base Rent per square foot of the Demised Premises for the last year of the Term multiplied by an amount equal to the sum of (a) 100% plus (b) three percent (3%) multiplied by the number of years or partial years of the current Term for which there has not been an escalation of Base Rent. If Tenant has an extension option under this Lease and the Term of this Lease is deemed extended to be coterminous with the expiration date set forth in the Offer, then the applicable extension option shall be deemed exercised for the period of time required to make the Term of this Lease coterminous with the expiration date of the Offer (and any partial extension term then remaining shall be subject to the terms and conditions of Special Stipulation 2 above).

          (e) If, within such five (5)-day period, Tenant exercises the Right of First Offer, then Landlord and Tenant shall amend the Lease to include the Available Offer Space subject to the same terms and conditions as the Lease, as modified by the terms and conditions of the Offer. If this Lease is guaranteed now or at anytime in the future, Tenant simultaneously shall deliver to Landlord an original, signed, and notarized reaffirmation of each Guarantor's personal guaranty, in form and substance acceptable to Landlord.

          (f) If, within such five (5)-day period, Tenant declines or fails to exercise the Right of First Offer, Landlord shall then have the right to lease the Available Offer Space in portions or in its entirety to a third party, unrelated to and unaffiliated with Landlord, at any time without regard to the restrictions in this Right of First Offer and on whatever terms and conditions Landlord may decide in its sole discretion, provided the base rent (as adjusted to account for any changes in the tenant improvement allowance), additional rent and any rent concessions are not substantially more favorable to such tenant than those set forth in the Offer, without again complying with all the provisions of this Right of First Offer.

          (g) In the event that the Available Offer Space is leased to such a third party, this Right of First Offer shall be subordinate to any extension or renewal options contained in said lease. Further, if at the end of the term of said third party lease, said third party tenant desires to remain in the Offer Space, Landlord shall be entitled to renew said lease and this Right of First Offer shall be subject and subordinate to said renewal.

          (h) If Landlord desires to lease the Available Offer Space at a base rent rate substantially less than the base rent rate set forth in the Offer (provided, that if the base rent rate is at least ninety percent (90%) of the base rent rate set forth in the Offer, said base rent rate shall be conclusively deemed to be not substantially less than the base rent set forth in the Offer), or if Landlord desires to materially alter or modify the special terms and conditions of the Offer, if any, Landlord shall be required to present the altered or modified Offer to Tenant pursuant to this Right of First Offer, in the same manner that the original Offer was submitted to Tenant.

          (i) This Right of First Offer is personal to Saleslink Corporation (and any assignee pursuant to Special Stipulation 10 hereinabove) and shall become null and void upon the occurrence of an assignment (except for an assignment allowed without Landlord's consent pursuant to Special Stipulation 10 hereinabove) of Tenant's interest in the Lease or a sublet of all or a part of the Demised Premises.

17.  Environmental Matters.  If and only if Tenant complies with all of the
     ---------------------
following conditions and with Section 16 of this Lease, Tenant may use and store the substances in the Demised Premises of the type and in the quantities described below: (i) Tenant uses and stores all such substances in accordance with all applicable Environmental Laws; (ii) Tenant obtains all necessary permits and uses and stores such substances in compliance with those permits;
(iii) Tenant uses and stores all such substances in accordance with the Materials Safety Data Sheets ("MSDS Sheets") which Tenant has provided to Landlord, (iv) prior to using or storing any of the substances listed below in the Demised Premises, Tenant has a program prepared for Tenant, at Tenant's sole cost, by a reputable environmental consultant acceptable to Landlord, to detail the steps Tenant must take to be in compliance with all applicable Environmental Laws and to handle all such substances in a safe and prudent manner and submits such plan to Landlord for its approval and thereafter, strictly follows such compliance plan, as evidenced by written compliance reports delivered to Landlord not less than quarterly by the environmental consultant; (v) Tenant does not use or store any of the substances listed below (or any other substances) in a manner that would cause the Demised Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder; and (vi) Tenant shall not use or store the substances listed below (or any other substances) in a manner as to cause Tenant to become regulated as a generator under RCRA other than as a Conditionally Exempt Small Quantity Generator as defined by RCRA.
"Conditionally Exempt Small Quantity Generator" shall mean the current RCRA definition of a generator of not more than 100 kg. of hazardous wastes per month. For purposes of this weight limitation item only, "hazardous wastes" means only those materials defined as "hazardous wastes" upon the effective date of this Lease.


     Chemical                                     Quantity
     --------                                     --------

a.   Ercopell Lacquer                             75 gallons

b.   Acetone                                      6 gallons

c.   Isopropanol Anhydrous                        75 gallons

d.   Biostrip #1                                  6 gallons

e.   EasiSolv 120 Solvent Cleaner                 6 gallons

f.   Sericol Ultraviolet curable screen INK       150 gallons

                                   EXHIBIT D

                             Rules And Regulations


These Rules and Regulations have been adopted by Landlord for the mutual benefit and protection of all the tenants of the Building in order to insure the safety, care and cleanliness of the Building and the preservation of order therein.

     1. The sidewalks shall not be obstructed or used for any purpose other than ingress and egress. No tenant and no employees of any tenant shall go upon the roof of the Building without the consent of Landlord.

     2. No awnings or other projections shall be attached to the outside walls of the Building.

     3. The plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances, including Hazardous Substances, shall be thrown therein.

     4. No tenant shall cause or permit any objectionable or offensive odors to be emitted from the Demised Premises.

     5. The Demised Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

     6. No tenant shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with tenants of this or neighboring buildings or premises or those having business with them.

     7. Each tenant must, upon the termination of this tenancy, return to the Landlord all keys of stores, offices, and rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

     8. Canvassing, soliciting and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent such activity.

     9. Landlord will direct electricians as to where and how telephone or telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Demised Premises shall be subject to the approval of Landlord.

     10. Parking spaces associated with the Building are intended for the exclusive use of passenger automobiles. Except for intermittent deliveries, no vehicles other than passenger automobiles (which shall include, without limitation, sport utility vehicles and minivans) may be parked in a parking space without the express written permission of Landlord. Trucks and tractor trailers may only be parked at designated areas of the Building. Trucks and tractor trailers shall not block access to the Building.

     11. No tenant shall use any area within the Project for storage purposes other than the interior of the Demised Premises.

                                   EXHIBIT E

                           CERTIFICATE OF AUTHORITY
                                  CORPORATION

     The undersigned, Secretary of SalesLink Corporation, a Delaware corporation ("Tenant"), hereby certifies as follows to Industrial Developments International (Tennessee), L.P., a Georgia limited partnership ("Landlord"), in connection with Tenant's proposed lease of premises in Building "D", at Chickasaw Distribution Center, Shelby County, Tennessee (the "Premises"):

     1. Tenant is duly organized, validly existing and in good standing under the laws of the State of Delaware, and duly qualified to do business in the State of Tennessee.

     2. That the following named persons, acting individually, are each authorized and empowered to negotiate and execute, on behalf of Tenant, a lease of the Premises and that the signature opposite the name of each individual is an authentic signature:


-------------------      --------------------      -------------------
        (name)                  (title)                  (signature)

-------------------      --------------------      -------------------
        (name)                  (title)                  (signature)

-------------------      --------------------      -------------------
        (name)                  (title)                  (signature)


     3. That the foregoing authority was conferred upon the person(s) named above by the Board of Directors of Tenant, at a duly convened meeting held _____________, 200__.


                                   ________________________________
                                   Secretary

                                                  [CORPORATE SEAL]

                                   EXHIBIT F

                         IRREVOCABLE LETTER OF CREDIT


Industrial Developments International (Tennessee), L.P.
3424 Peachtree Road N.E.
Suite 1500
Atlanta, Georgia 30326
Attention: _____________

Ladies and Gentlemen:

     At the request and on the instructions of our customer, SalesLink Corporation (the "Applicant"), we hereby establish this Irrevocable Letter of Credit No. ______________ (the "Letter of Credit") in the amount of $__________________ in your favor. This Letter of Credit is effective immediately and expires on __________, 20__. This Letter of Credit will be automatically renewed (without amendment) for additional one (1) year periods unless we provide at least thirty (30) days' notice to you by certified mail or national courier service that we elect not to renew this Letter of Credit for such additional period. No extension will be granted, however, which extends the maturity date of this Letter of Credit beyond ______________________.

     Funds under this Letter of Credit will be made available to you against receipt by us of (1) a sight draft in the form of Annex A attached hereto and
(2) your drawing certificate in the form of Annex B attached hereto, in each case appropriately completed and purportedly signed by one of your authorized officers.

     Presentation of any such sight draft and drawing certificate shall be made at our office located at _____________________, Attention: ________________,
telecopy number (____) __________, during our banking hours of ____ a.m., Eastern Time to ____ p.m., Eastern Time. Presentation hereunder may also be made in the form of facsimile transmission of the appropriate sight draft and drawing certificate to the preceding address and telecopy number.

     If a sight draft and drawing certificate are presented hereunder by sight or by facsimile transmission as permitted hereunder, by 11:00 a.m., Eastern Time, and provided that such sight draft and drawing certificate conform to the terms and conditions of this Letter of Credit, payment shall be made to you, or to your designee, of the amount specified, in immediately available funds, not later than 2:00 p.m., Eastern Time, on the same day. If a sight draft and a drawing certificate are presented by you hereunder after the time specified above, and provided that such sight draft and drawing certificate conform to the terms and conditions of this Letter of Credit, payment shall be made to you, or to your designee, of the amount specified, in immediately available funds, not later than 2:00 p.m., Eastern Time, on the next business day. If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you notice within one business day that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we will upon your instructions hold any documents at your disposal or return the same to you. Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, you may attempt to correct any such non-conforming demand for payment to the extent that you are entitled to do so and within the validity of this Letter of Credit.

     Partial drawings are allowed under this Letter of Credit. Any drawing under this Letter of Credit will be paid from our general funds and not directly or indirectly from funds or collateral deposited with or for our account by the Applicant, or pledged with or for our account by the Applicant.

     This Letter of Credit is transferable and notwithstanding Article 48 of the Uniform Customs (as defined below), this Letter of Credit may be successively transferred. Transfer of this Letter of Credit to a transferee shall be effected only upon the presentation to us of the original of this Letter of Credit accompanied by a certificate in the form of Annex C. Upon such presentation we shall transfer the same to your transferee or, if so requested by your transferee, issue a letter of credit to your transferee with provisions consistent with, and substantially the same as, this Letter of Credit.

     This Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "Uniform Customs"), which is incorporated into the text of this Letter of Credit by this reference. This Letter of Credit shall be deemed to be issued under the laws of the State of Georgia and shall be governed by and construed in accordance with the law of the State of Georgia with respect to matters not governed by the Uniform Customs and matters on which the Uniform Customs and the laws of the State of Georgia are inconsistent.


                              Very truly yours,

                              [ISSUING BANK]


                              By:____________________________________
                                 Name:_______________________________
                                 Title:______________________________

                                    ANNEX A
                                    -------

                                  SIGHT DRAFT

                              Date:_____________

                                   At Sight

     Pay to the order of the sum of _________________________ and ____/100
Dollars ($_________) drawn on [ISSUING BANK], as issuer of its Irrevocable Letter of Credit No. __________ dated _____________, 20__.


                            Industrial Developments International (Tennessee),
                              L.P.


                            By:______________________________________
                               Name:_________________________________
                               Title:________________________________

                                    ANNEX B
                                    -------

                              DRAWING CERTIFICATE

                             Date:________________

[ISSUING BANK]
[ADDRESS]
Attention:  ______________________

     Re: Irrevocable Letter of Credit No. _____________ (the "Letter of Credit") For the Account of SalesLink Corporation (the "Applicant")

Ladies and Gentlemen:

     The undersigned, Industrial Developments International (Tennessee), L.P. (the "Beneficiary") hereby certifies that:

     1) The Beneficiary is the lessor under that certain [Lease Agreement] dated ___________, 20__, as amended, between the Beneficiary, as lessor, and the Applicant, as lessee (the "Lease").

     2) The Beneficiary is entitled to payment under the Letter of Credit in the amount of $______________ by reason of the following condition (mark only one):

     ___  The Applicant has defaulted under the Lease.
     ___ The expiration date of the Letter of Credit is less than [30] days from the date of this Certificate.

     3)   Please direct payment under the Letter of Credit by wire transfer to:

          [Depository Bank]
          [Depository Bank Address]
          ABA No. _________________
          Acct. No. _________________

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate.

                         Industrial Developments International (Tennessee), L.P.

                         By:________________________________________
                            Name:___________________________________
                            Title:__________________________________

                                    ANNEX C
                                    -------

                              NOTICE OF TRANSFER

                              Date:______________

[ISSUING BANK]
[ADDRESS]
Attention:  ______________________

     Re: Irrevocable Letter of Credit No. _____________ (the "Letter of Credit") For the Account of SalesLink Corporation

Ladies and Gentlemen:

     You are hereby directed to transfer and endorse the Letter of Credit to __________________ (the "Transferee") or to issue in accordance with the terms of the Letter of Credit, a new letter of credit to the Transferee having the same terms as the Letter of Credit.

     We submit herewith for endorsement or cancellation the original of the Letter of Credit.


                         Very truly yours,

                         Industrial Developments International (Tennessee), L.P.


                         By:__________________________________________
                            Name:_____________________________________
                            Title:____________________________________

                                   EXHIBIT G

                                SIGN GUIDELINES

                         CHICKASAW DISTRIBUTION CENTER
                                SIGN GUIDELINES

     General Requirements. All signs, including directional and temporary signs,
     --------------------
must be approved in writing by the Architectural Committee prior to installation. Submit the drawings to Kurt Nelson at fax # (901) 385-0505. The location, size, color and construction of signs must be in keeping with the character of the park. Unless otherwise approved in writing by the Architectural Committee, only one (1) Structure-mounted sign per tenant is acceptable. Additionally, unless otherwise approved in writing by the Architectural Committee, the only ground-mounted signs that are permissible are those belonging to a tenant who occupies more than forty percent (40%) of the total square footage of the Structure located on a particular Lot. Except as set forth herein, only signs identifying the occupant's name shall be permitted. All signs must be either attached to the Structure or ground-mounted and adhere to the guidelines set forth herein. In addition to the guidelines below, the signs must be in compliance with all laws and codes.

          Structure-Mounted Signs. All signs to be mounted on a Structure shall:
          -----------------------

          (a) be installed so as to be parallel to and contiguous with the Structure wall;

          (b) not project more than fifteen (15) inches from the Structure wall;

          (c) have a maximum mounting height (measured at the bottom of the sign) equal to one-fourth (1/4) of the height of the Structure surface on which it is placed and be located at the same height as any other tenant signs already existing on the building;

          (d) have letters constructed as separate pieces of individual construction; and

          (e) be of a design and material compatible with the design of the structure on which it will be installed;

          (f) be of a color matching the structures' primary accent color (i.e., painted reveal).; and

          (g)  not contain any internal lighting.

          Ground-Mounted Signs.  All ground-mounted signs shall:
          --------------------

          (a) be installed at least ten (10) feet away from any boundary of the Lot in which sign is erected;

          (b) not be closer than three (3) feet from a driveway or parking area serving the lot in which such sign is to be installed;

          (c) not have a gross surface area of more than fifty (50) square feet;

          (d)  not exceed six (6) feet in height from ground elevation;

          (e) be connected to the ground along the entire base length of the sign;

          (f) have a base being of a design and material similar to that of the Structure located on the Lot on which such sign is to be installed, with the face of such sign being of a design and material compatible with the design of said Structure; and

          (g)  be surrounded by landscaping.

                                      f-2